Prospectus

Institutional Shares

December 23, 2003

 GOLDMAN SACHS DOMESTIC EQUITY FUNDS

■ Goldman Sachs Balanced Fund

■  Goldman Sachs Research Select FundSM

■  Goldman Sachs Capital Growth Fund

■  Goldman Sachs Growth and Income Fund

■  Goldman Sachs Large Cap Value Fund

■  Goldman Sachs Strategic Growth Fund

■  Goldman Sachs Concentrated Growth Fund

■  Goldman Sachs Mid Cap Value Fund

■  Goldman Sachs Growth Opportunities Fund

■ Goldman Sachs Small Cap Value Fund

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN A FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN A FUND INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN A FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”) serves as investment adviser to the Balanced, Research Select, Capital Growth, Growth and Income, Large Cap Value, Strategic Growth, Concentrated Growth, Mid Cap Value, Growth Opportunities and Small Cap Value Funds. GSAM is referred to in this Prospectus as the “Investment Adviser.”

VALUE STYLE FUNDS

GSAM’s Value Investment Philosophy:
Through intensive, firsthand fundamental research our portfolio team seeks to identify quality businesses selling at compelling valuations.

1.	Businesses represent compelling value when:

■	Market uncertainty exists.
■	Their economic value is not recognized by the market.

2.	By quality, we mean companies that have:

■	Sustainable operating or competitive advantage.
■	Excellent stewardship of capital.
■	Capability to earn above their cost of capital.
■	Strong or improving balance sheets and cash flow.

Business quality, conservative valuation, and thoughtful portfolio construction are the key elements of our value approach.

GROWTH STYLE FUNDS

GSAM’s Growth Investment Philosophy:

1.	Invest as if buying the company/business, not simply trading its stock:

■	Understand the business, management, products and competition.
■	Perform intensive, hands-on fundamental research.
■	Seek businesses with strategic competitive advantages.
■	Over the long-term, expect each company’s stock price ultimately to track the growth in the value of the business.

2.	Buy high-quality growth businesses that possess strong business franchises, favorable long-term prospects and excellent management.

3.	Purchase superior long-term growth companies at a favorable price—seek to purchase at a fair valuation, giving the investor the potential to fully capture returns from above-average growth rates.

Growth companies have earnings expectations that exceed those of the stock market as a whole.

References in this Prospectus to a Fund’s benchmark are for informational purposes only, and unless otherwise noted are not an indication of how the Fund is managed.

Fund Investment Objectives and Strategies

Goldman Sachs Balanced Fund

FUND FACTS

Objective:	Long-term growth of capital and current income

Benchmarks:	S&P 500® Index and Lehman Brothers Aggregate Bond Index

Investment Focus:	Large-cap U.S. equity investments and fixed-income securities

Investment Style:	Asset Allocation, with growth and value (blend) equity components

Symbol:	GSBIX

INVESTMENT OBJECTIVE

The Fund seeks to provide long-term growth of capital and current income. The Fund seeks growth of capital primarily through equity investments. The Fund seeks to provide current income through investment in fixed-income securities (bonds).

PRINCIPAL INVESTMENT STRATEGIES

Historically, stock and bond markets have often had different cycles, with one asset class rising when the other is falling. A balanced objective seeks to reduce the volatility associated with investing in a single market. There is no guarantee, however, that market cycles will move in opposition to one another or that a balanced investment program will successfully reduce volatility.

The percentage of the portfolio invested in equity and fixed-income securities will vary from time to time as the Investment Adviser evaluates such securities’ relative attractiveness based on market valuations, economic growth and inflation prospects. The allocation between equity and fixed-income securities is subject to the Fund’s intention to pay regular quarterly dividends. The amount of quarterly dividends can also be expected to fluctuate in accordance with factors such as prevailing interest rates and the percentage of the Fund’s assets invested in fixed-income securities.

Goldman Sachs Balanced Fund continued

Equity Investments. The Fund invests, under normal circumstances, between 45% and 65% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase (“Total Assets”) in equity investments. Although the Fund’s equity investments consist primarily of publicly traded U.S. securities, the Fund may invest up to 10% of its Total Assets in foreign equity investments, including issuers in countries with emerging markets or economies (“emerging countries”) and equity investments quoted in foreign currencies. A portion of the Fund’s portfolio of equity investments may be selected primarily to provide current income (including interests in real estate investment trusts (“REITs”), convertible securities, preferred stocks, utility stocks, and interests in limited partnerships).

Fixed Income Securities. The Fund invests at least 25% of its Total Assets in fixed-income senior securities. The remainder of the Fund’s assets are invested in other fixed-income securities and cash.

The Fund’s fixed-income securities primarily include:

■	Securities issued by the U.S. government, its agencies, instrumentalities or sponsored enterprises
■	Securities issued by corporations, banks and other issuers
■	Mortgage-backed and asset-backed securities

The Fund may also invest up to 10% of its Total Assets in debt obligations (U.S. dollar and non-U.S.-dollar denominated) issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities and foreign corporations or other entities. The issuers of these securities may be located in emerging countries.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Research Select Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	S&P 500® Index

Investment Focus:	A focused portfolio of U.S. equity investments that offer the potential for long-term capital appreciation

Investment Style:	Growth and Value blend

Symbol:	GSRIX

INVESTMENT OBJECTIVE

The Fund seeks to provide long-term growth of capital by investing in a focused portfolio of U.S. equity investments.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in equity investments selected for their potential to achieve capital appreciation over the long term. The Fund seeks to achieve its investment objective by investing, under normal circumstances, in approximately 40-50 companies that are considered by the Investment Adviser to be positioned for long-term growth or are positioned as value opportunities which, in the Investment Adviser’s view, have identifiable competitive advantages and whose intrinsic value is not reflected in the stock price.

The Fund may invest in securities of any capitalization. Although the Fund will invest primarily in publicly traded U.S. securities (including securities of foreign issuers that are traded in the United States), it may invest up to 20% of its Net Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Goldman Sachs Research Select Fund continued

A committee of portfolio managers representing the Investment Adviser’s Value and Growth investment teams will meet regularly to discuss stock selection and portfolio construction for the Fund. The Investment Adviser will rely on research generated by the portfolio managers/analysts that comprise the Investment Adviser’s Value and Growth investment teams.

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in fixed-income securities, such as government, corporate and bank debt obligations.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Capital Growth Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell 1000 Growth Index

Investment Focus:	Large-cap U.S. equity investments that offer long-term capital appreciation potential

Investment Style:	Growth

Symbol:	GSPIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 90% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase (“Total Assets”) in equity investments. The Fund seeks to achieve its investment objective by investing in a diversified portfolio of equity investments that are considered by the Investment Adviser to have long-term capital appreciation potential. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 10% of its Total Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Goldman Sachs Growth and Income Fund

FUND FACTS

Objective:	Long-term growth of capital and growth of income

Benchmark:	S&P 500® Index

Investment Focus:	Large-cap U.S. equity investments that are believed to be undervalued

Investment Style:	Value

Symbol:	GSIIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital and growth of income.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 65% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase (“Total Assets”) in equity investments that the Investment Adviser considers to have favorable prospects for capital appreciation and/or dividend-paying ability. Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 25% of its Total Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Other. The Fund may also invest up to 35% of its Total Assets in fixed-income securities, such as government, corporate and bank debt obligations, that offer the potential to further the Fund’s investment objective.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Large Cap Value Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	Russell 1000® Value Index

Investment Focus:	Large-cap U.S. equity investments that are believed to be undervalued

Investment Style:	Value

Symbol:	GSLIX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation and dividend income.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in large-cap U.S. issuers with public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within the range of the market capitalization of companies constituting the Russell 1000® Value Index at the time of investment. If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The capitalization range of the Russell 1000® Value Index is currently between $869 million and $242 billion. The Fund seeks its investment objective by investing in value opportunities that the Investment Adviser defines as companies with identifiable competitive advantages whose intrinsic value is not reflected in the stock price. Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 25% of its Net Assets in foreign securities, including securities quoted in foreign currencies.

Other. The Fund may invest up to 20% of its Net Assets in fixed-income securities, such as government, corporate and bank debt obligations.

Goldman Sachs Strategic Growth Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell® 1000 Growth Index

Investment Focus:	Large-cap U.S. equity investments that are considered to be strategically positioned for consistent long-term growth

Investment Style:	Growth

Symbol:	GSTIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 90% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase (“Total Assets”) in equity investments. The Fund seeks to achieve its investment objective by investing in a diversified portfolio of equity investments that are considered by the Investment Adviser to be strategically positioned for consistent long-term growth. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 10% of its Total Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Concentrated Growth Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell® 1000 Growth Index

Investment Focus:	Concentrated portfolio of U.S. equity investments that offer long-term capital growth potential

Investment Style:	Growth

Symbol:	GCRIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 90% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase (“Total Assets”) in equity investments selected for their potential to achieve capital appreciation over the long term. The Fund seeks to achieve its investment objective by investing, under normal circumstances, in approximately 30-45 companies that are considered by the Investment Adviser to be positioned for long-term growth.

The Fund may invest in securities of companies of any capitalization. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 10% of its Total Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Other. The Fund may invest up to 10% of its Total Assets in fixed-income securities, such as government, corporate and bank debt obligations.

The Concentrated Growth Fund is “non-diversified” under the Investment Company Act of 1940, and may invest a large percentage of its assets in fewer issuers than “diversified” mutual funds. Therefore, the Concentrated Growth Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

Goldman Sachs Mid Cap Value Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	Russell Midcap® Value Index

Investment Focus:	Mid-cap U.S. equity investments that are believed to be undervalued or undiscovered by the marketplace

Investment Style:	Value

Symbol:	GSMCX

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in mid-cap issuers with public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within the range of the market capitalization of companies constituting the Russell Midcap® Value Index at the time of investment. If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The capitalization range of the Russell Midcap® Value Index is currently between $869 million and $12.5 billion. Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 25% of its Net Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in companies with public stock market capitalizations outside the range of companies constituting the Russell Midcap® Value Index at the time of investment and in fixed-income securities, such as government, corporate and bank debt obligations.

FUND INVESTMENT OBJECTIVES AND STRATEGIES

Goldman Sachs Growth Opportunities Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell Midcap® Growth

Investment Focus:	U.S. equity investments that offer long-term capital appreciation potential with a primary focus on mid-cap companies

Investment Style:	Growth

Symbol:	GGOIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 90% of its total assets (not including securities lending collateral and any investment of that collateral) measured at time of purchase (“Total Assets”) in equity investments with a primary focus on mid-cap companies. The Fund seeks to achieve its investment objective by investing in a diversified portfolio of equity investments that are considered by the Investment Adviser to be strategically positioned for long-term growth. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 10% of its Total Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Goldman Sachs Small Cap Value Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell 2000® Value Index

Investment Focus:	Small-cap U.S. equity investments that are believed to be undervalued or undiscovered by the marketplace

Investment Style:	Value

Symbol:	GSSIX

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a diversified portfolio of equity investments in small-cap issuers with public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within the range of the market capitalization of companies constituting the Russell 2000® Value Index at the time of investment. If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The capitalization range of the Russell 2000® Value Index is currently between $51 million and $1.9 billion. Under normal circumstances, the Fund’s investment horizon for ownership of stocks will be two to three years. Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 25% of its Net Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in companies with public stock market capitalizations outside the range of companies constituting the Russell 2000® Value Index at the time of investment and in fixed-income securities, such as government, corporate and bank debt obligations.

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Other Investment Practices
and Securities

The table below identifies some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The table also highlights the differences among the Funds in their use of these tech-niques and other investment practices and investment securities. Numbers in this table show allowable usage only; for actual usage, consult the Funds’ annual/ semi-annual reports. For more information about these and other investment practices and securities, see Appendix A.

10 Percent of total assets (including securities lending collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;
limited only by the objectives and strategies		Research	Capital	Growth
of the Fund	Balanced	Select	Growth	and Income
— Not permitted	Fund	Fund	Fund	Fund

Investment Practices
Borrowings	33 1/3	33 1/3	33 1/3	33 1/3
Credit, Currency, Index, Interest Rate, Total Return and Mortgage Swaps*	15	—	—	—
Cross Hedging of Currencies	•	•	•	•
Custodial Receipts and Trust Certificates	•	•	•	•
Equity Swaps*	15	15	15	15
Foreign Currency Transactions**	•[1]	•	•	•
Futures Contracts and Options on Futures Contracts	•	•	•	•
Interest Rate Caps, Floors and Collars	•	—	—	—
Investment Company Securities (including iSharesSM and Standard & Poor’s Depositary Receipts™)	10	10	10	10
Loan Participations	•	—	—	—
Mortgage Dollar Rolls	•	—	—	—
Options on Foreign Currencies[2]	•	•	•	•
Options on Securities and Securities Indices[3]	•	•	•	•
Repurchase Agreements	•	•	•	•
Reverse Repurchase Agreements (for investment purposes)	•	—	—	—
Securities Lending	33 1/3	33 1/3	33 1/3	33 1/3
Short Sales Against the Box	25	25	25	25
Unseasoned Companies	•	•	•	•
Warrants and Stock Purchase Rights	•	•	•	•
When-Issued Securities and Forward Commitments	•	•	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
**	Limited by the amount the Fund invests in foreign securities.
[1]	The Balanced Fund may also enter into forward foreign currency exchange contracts to seek to increase total return.
[2]	The Funds may purchase and sell call and put options.
[3]	The Funds may sell covered call and put options and purchase call and put options.

OTHER INVESTMENT PRACTICES AND SECURITIES

Large Cap	Strategic	Concentrated	Mid Cap	Growth	Small Cap
Value	Growth	Growth	Value	Opportunities	Value
Fund	Fund	Fund	Fund	Fund	Fund

33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3
—	—	—	—	—	—
•	•	•	•	•	•
•	•	•	•	•	•
15	15	15	15	15	15
•	•	•	•	•	•
•	•	•	•	•	•
—	—	—	—	—	—
10	10	10	10	10	10
—	—	—	—	—	—
—	—	—	—	—	—
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
—	—	—	—	—	—
33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3
25	25	25	25	25	25
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•

10 Percent of Total Assets (excluding securities lending collateral) (italic type)
10 Percent of Net Assets (including borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;
limited only by the objectives and strategies		Research	Capital	Growth
of the Fund	Balanced	Select	Growth	and Income
— Not permitted	Fund	Fund	Fund	Fund

Investment Securities
American, European and Global Depositary Receipts	•	•	•	•
Asset-Backed and Mortgage-Backed Securities[4]	•	—	•	•
Bank Obligations[4]	•	•	•	•
Convertible Securities[5]	•	•	•	•
Corporate Debt Obligations[4]	•	•	•	•
Equity Investments	45-65	80+	90+	65+
Emerging Country Securities	10[6]	20[6]	10[6]	25[6]
Fixed-Income Securities[7]	35-45 [8,11]	20	•	35
Foreign Securities	20[6]	20[6]	10 [6]	25[6]
Foreign Government Securities[4]	10[11]	—	—	—
Municipal Securities	•	—	—	—
Non-Investment Grade Fixed-Income Securities	10[12]	10[13]	10 [13]	10[13]
Real Estate Investment Trusts (“REITs”)	•	•	•	•
Stripped Mortgage Backed Securities[4]	•	—	—	—
Structured Securities*	•	•	•	•
Temporary Investments	100	100	100	100
U.S. Government Securities[4]	•	•	•	•
Yield Curve Options and Inverse Floating Rate Securities	•	—	—	—

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.
[4]	Limited by the amount the Fund invests in fixed income securities.

[5]	Convertible securities purchased by the Balanced Fund must be B or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”) or Moody’s Investors Service, Inc. (“Moody’s”) or have a comparable rating by another nationally recognized statistical rating organization (“NRSRO”). The Research Select Fund has no minimum rating criteria. All other Funds use the same rating criteria for convertible and non-convertible debt securities.
[6]	The Balanced, Capital Growth, Growth and Income, Strategic Growth, Concentrated Growth and Growth Opportunities Funds may invest in the aggregate up to 20%, 10%, 25%, 10%, 10% and 10%, respectively, of their Total Assets in foreign securities, including emerging country securities. The Research Select, Large Cap Value, Mid Cap Value and Small Cap Value Funds may invest in the aggregate up to 20%, 25%, 25% and 25%, respectively, of their Net Assets in foreign securities, including emerging country securities.
[7]	Except as noted under “Convertible Securities” and “Non-Investment Grade Fixed-Income Securities,” fixed-income securities must be investment grade (i.e., BBB or higher by Standard & Poor’s, Baa or higher by Moody’s or have a comparable rating by another NRSRO).
[8]	The Balanced Fund invests at least 25% of its Total Assets in fixed-income senior securities; the remainder may be invested in other fixed-income securities and cash.
[9]	The Mid Cap Value Fund may invest in the aggregate up to 20% of its Net Assets in: (1) securities of companies with public stock market capitalizations outside the range of companies constituting the Russell Midcap Value Index at the time of investment; and (2) fixed-income securities.

OTHER INVESTMENT PRACTICES AND SECURITIES

Large Cap		Strategic		Concentrated		Mid Cap		Growth		Small Cap
Value		Growth		Growth		Value		Opportunities		Value
Fund		Fund		Fund		Fund		Fund		Fund

•		•		•		•		•		•
•		•		•		•		•		•
•		•		•		•		•		•
•		•		•		•		•		•
•		•		•		•		•		•
80	+	90	+	90	+	80	+	90	+	80	+
25	[6]	10	[6]	10	[6]	25	[6]	10	[6]	25	[6]
20		•		10		20	[9]	•		20	[10]
25	[6]	10	[6]	10	[6]	25	[6]	10	[6]	25	[6]
—		—		—		—		—		—
—		—		—		—		—		—
10	[13]	10	[13]	—		10	[14]	10	[13]	20	[13]
•		•		•		•		•		•
—		—		—		—		—		—
•		•		•		•		•		•
100		100		100		100		100		100
•		•		•		•		•		•
—		—		—		—		—		—

[10]	The Small Cap Value Fund may invest in the aggregate up to 20% of its Net Assets in: (1) securities of companies with public stock market capitalizations outside the range of companies constituting the Russell 2000® Value Index at the time of investment; and (2) fixed-income securities.
[11]	The Balanced Fund may invest up to 10% of its Total Assets in debt obligations (U.S. dollar and non-U.S.-dollar denominated) issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities and foreign corporations or other entities.
[12]	Must be at least BB or B by Standard & Poor’s, Ba or B by Moody’s or have a comparable rating by another NRSRO at the time of investment.
[13]	May be BB or lower by Standard & Poor’s, Ba or lower by Moody’s or have a comparable rating by another NRSRO at the time of investment.
[14]	Must be B or higher by Standard & Poor’s, B or higher by Moody’s or have a comparable rating by another NRSRO at the time of investment.

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

Growth
		Research	Capital	and
• Applicable	Balanced	Select	Growth	Income
— Not applicable	Fund	Fund	Fund	Fund

Credit/ Default	•	•	•	•
Foreign	•	•	•	•
Emerging Countries	•	•	•	•
Stock	•	•	•	•
Derivatives	•	•	•	•
Interest Rate	•	•	•	•
Management	•	•	•	•
Market	•	•	•	•
Liquidity	•	•	•	•
Investment Style	•	•	•	•
Mid Cap and Small Cap	—	•	—	—
Initial Public Offering (“IPO”)	—	•	—	—
Non-Diversification	—	—	—	—

PRINCIPAL RISKS OF THE FUNDS

Large Cap	Strategic	Concentrated	Mid Cap	Growth	Small Cap
Value	Growth	Growth	Value	Opportunities	Value
Fund	Fund	Fund	Fund	Fund	Fund

•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
•	•	•	•	•	•
—	—	•	•	•	•
•	•	•	—	—	•
—	—	•	—	—	—

All Funds:

■	Credit/ Default Risk—The risk that an issuer or guarantor of fixed-income securities held by a Fund may default on its obligation to pay interest and repay principal.
■	Foreign Risk—The risk that when a Fund invests in foreign securities, it will be subject to risk of loss not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. A Fund will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when a Fund invests in issuers located in emerging countries.
■	Emerging Countries Risk—The securities markets of Asian, Latin and South American, Eastern European, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in certain emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investments in more developed countries.
■	Stock Risk—The risk that stock prices have historically risen and fallen in periodic cycles. Recently, U.S. and foreign stock markets have experienced substantial price volatility.
■	Derivatives Risk—The risk that loss may result from a Fund’s investments in options, futures, swaps, structured securities and other derivative instruments. These instruments may be leveraged so that small changes may produce disproportionate losses to a Fund.
■	Interest Rate Risk—The risk that when interest rates increase, fixed income securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities.
■	Management Risk—The risk that a strategy used by the Investment Adviser may fail to produce the intended results.
■	Market Risk—The risk that the value of the securities in which a Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Price changes may be temporary or last for extended periods. A Fund’s investments may be overweighted from time to time in one or more industry sectors, which will increase the Fund’s exposure to risk of loss from adverse developments affecting those sectors.

PRINCIPAL RISKS OF THE FUNDS

■	Liquidity Risk—The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in non-investment grade fixed-income securities, small and mid-capitalization stocks, REITs and emerging country issuers will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate. The Goldman Sachs Asset Allocation Portfolios (the “Asset Allocation Portfolios”) expect to invest a significant percentage of their assets in the Funds and other funds for which GSAM or Goldman Sachs now or in the future acts as investment adviser or underwriter. Redemptions by an Asset Allocation Portfolio of its position in a Fund may further increase liquidity risk and may impact a Fund’s net asset value (“NAV”).
■	Investment Style Risk—Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different investment style. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth of earnings potential. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of some value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor. Value stocks are those that are undervalued in comparison to their peers due to adverse business developments or other factors.

Specific Funds:

■	Mid Cap and Small Cap Risk—The securities of small capitalization and mid-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable a Fund to effect sales at an advantageous time or without a substantial drop in price.
■	IPO Risk—The risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance.
■	Non-diversification Risk—The Concentrated Growth Fund is not diversified, which means it may invest a larger percentage of its assets in fewer issuers than a “diversified” mutual fund. Under normal circumstances, the Fund intends to invest in approximately 30-45 companies. As a result of the relatively small number of issuers in which the Fund generally invests, it may be subject to greater risks than a more diversified fund. A change in the value of any single investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified mutual fund that holds more investments. In particular, the Fund may be more susceptible to adverse developments affecting any single issuer in the Fund and may be susceptible to greater losses because of these developments.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Institutional Shares from year to year; and (b) how the average annual total returns of a Fund’s Institutional Shares compare to those of broad-based securities market indices. The bar chart and table assume reinvestment of dividends and distributions. A Fund’s past performance, before and after taxes, is not necessarily an indication of how the Fund will perform in the future. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced. The Concentrated Growth Fund commenced operations on September 3, 2002. Since this Fund does not have a full calendar year’s performance, no performance is provided in this section.

INFORMATION ON AFTER-TAX RETURNS

These definitions apply to the after-tax returns.

Average Annual Total Returns Before Taxes. These returns do not reflect taxes on distributions on a Fund’s Institutional Shares nor do they show how performance can be impacted by taxes when shares are redeemed (sold) by you.

Average Annual Total Returns After Taxes on Distributions. These returns assume that taxes are paid on distributions on a Fund’s Institutional Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption (sale) of the Institutional Shares at the end of the performance period.

Average Annual Total Returns After Taxes on Distributions and Sale of Shares. These returns reflect taxes paid on distributions on a Fund’s Institutional Shares and taxes applicable when the shares are redeemed (sold).

Note on Tax Rates. The after-tax performance figures are calculated using the historically highest individual federal marginal income tax rates at the time of the distributions (as of the date of this Prospectus, 35% for ordinary income dividends and 15% for long-term capital gains distributions) and do not reflect state and local taxes. In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Fund Shares to be greater than the Returns After Taxes on Distributions or even the Returns Before Taxes.

Balanced Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +9.74%. Best Quarter* Q4 ’99 +8.29% Worst Quarter* Q3 ’98 -8.69%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 8/15/97)
Returns Before Taxes	-9.74%	-0.14%	0.22%
Returns After Taxes on Distributions**	-10.87%	-1.71%	-1.65%
Returns After Taxes on Distributions and Sale of Fund Shares**	-5.97%	-0.77%	-0.58%
S&P 500® Index***	-22.10%	-0.59%	0.47%
Lehman Brothers Aggregate Bond Index****	10.25%	7.54%	7.87%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The S&P 500® Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes.
****	The Lehman Brothers Aggregate Bond Index is an unmanaged index of bond prices. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Research Select Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +13.83%. Best Quarter* Q4 ’01 +13.43% Worst Quarter* Q3 ’01 -23.23%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	Since Inception

Institutional Shares (Inception 6/19/00)
Returns Before Taxes	-28.82%	-23.97%
Returns After Taxes on Distributions**	-28.82%	-23.97%
Returns After Taxes on Distributions and Sale of Fund Shares**	-17.69%	-18.28%
S&P 500 Index***	-22.10%	-17.51%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The S&P 500 Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes.

From June 19, 2000 to September 22, 2002, under normal circumstances, the Fund purchased only equity securities that were included in the Goldman Sachs Global Investment Research Division’s U.S. Select List. On September 23, 2002, certain changes to the Fund’s portfolio management team and principal investment strategies became effective, and the Fund no longer invests in the U.S. Select List which has been discontinued.

Capital Growth Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +12.99%. Best Quarter* Q4 ’98 +24.46% Worst Quarter* Q3 ’01 -16.47%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 8/15/97)
Returns Before Taxes	-24.59%	0.41%	1.64%
Returns After Taxes on Distributions**	-24.59%	0.46%	0.00%
Returns After Taxes on Distributions and Sale of Fund Shares**	-15.10%	0.50%	1.22%
Russell 1000 Growth Index***	-27.88%	-3.84%	-2.96%
S&P 500® Index****	-22.10%	-0.59%	0.47%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	Effective December 1, 2003, the Russell 1000 Growth Index replaced the S&P 500 Index as the Fund’s benchmark. The Russell 1000 Growth Index is an unmanaged index that measures the performance of companies with higher price to earnings ratios and higher forecasted growth values compared to the S&P 500. In the Investment Adviser’s opinion, the Russell 1000 Growth Index is a more appropriate benchmark against which to measure the performance of the Fund. The Index figures do not reflect any deduction for fees, expenses or taxes.
****	The S&P 500® Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses, or taxes.

FUND PERFORMANCE

Growth and Income Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +10.52%. Best Quarter* Q2 ’97 +15.24% Worst Quarter* Q3 ’98 -16.86%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 6/3/96)
Returns Before Taxes	-11.25%	-5.26%	1.95%
Returns After Taxes on Distributions**	-11.85%	-5.94%	0.42%
Returns After Taxes on Distributions and Sale of Fund Shares**	-6.89%	-4.35%	1.07%
S&P 500® Index***	-22.10%	-0.59%	5.83%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The S&P 500® Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses, or taxes.

Large Cap Value Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +10.99%. Best Quarter* Q3 ’00 +8.66% Worst Quarter* Q3 ’02 -14.05%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	Since Inception

Institutional Shares (Inception 12/15/99)
Returns Before Taxes	-12.00%	-2.59%
Returns After Taxes on Distributions**	-12.36%	-2.89%
Returns After Taxes on Distributions and Sale of Fund Shares**	-7.37%	-2.20%
Russell 1000® Value Index***	-15.52%	-4.47%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 1000® Value Index is an unmanaged market capitalization weighted index of the 1000 largest ranking U.S. companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Strategic Growth Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +13.99%. Best Quarter* Q4 ’01 +11.65% Worst Quarter* Q3 ’01 -18.14%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	Since Inception

Institutional Shares (Inception 5/24/99)
Returns Before Taxes	-27.18%	-9.89%
Returns After Taxes on Distributions**	-27.18%	-9.89%
Returns After Taxes on Distributions and Sale of Fund Shares**	-16.69%	-7.69%
Russell 1000® Growth Index***	-27.88%	-14.78%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 1000® Growth Index is an unmanaged index that measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes.

Mid Cap Value Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +12.23%. Best Quarter* Q2 ’99 +21.23% Worst Quarter* Q3 ’98 -20.78%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 8/1/95)
Returns Before Taxes	-4.71%	5.94%	11.95%
Returns After Taxes on Distributions**	-5.42%	4.58%	9.97%
Returns After Taxes on Distributions and Sale of Fund Shares**	-2.51%	4.31%	9.13%
Russell Midcap® Value Index***	-9.64%	2.96%	10.07%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell Midcap® Value Index is an unmanaged index of common stock prices that measures the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes.

FUND PERFORMANCE

Growth Opportunities Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +19.05%. Best Quarter* Q4 ’01 +24.33% Worst Quarter* Q3 ’01 -22.27%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	Since Inception

Institutional Shares (Inception 5/24/99)
Returns Before Taxes	-26.96%	11.95%
Returns After Taxes on Distributions**	-26.96%	11.39%
Returns After Taxes on Distributions and Sale of Fund Shares**	-16.55%	9.57%
Russell Midcap® Growth Index***	-27.41%	-8.45%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	Russell Midcap® Growth Index is an unmanaged index that measures the performance of those Russell Midcap companies with higher price-to-book ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes.

Small Cap Value Fund

TOTAL RETURN	CALENDAR YEAR

The total return for Institutional Shares for the 9-month period ended September 30, 2003 was +22.65%. Best Quarter* Q2 ’99 +30.23% Worst Quarter* Q3 ’98 -32.16%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2002	1 Year	5 Years	Since Inception

Institutional Shares (Inception 8/15/97)
Returns Before Taxes	-7.24%	4.08%	5.21%
Returns After Taxes on Distributions**	-7.41%	3.55%	4.13%
Returns After Taxes on Distributions and Sale of Fund Shares**	-4.43%	3.04%	3.71%
Russell 2000® Value Index***	-11.43%	2.71%	4.45%

*	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.
**	After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts.
***	The Russell 2000® Value Index is an unmanaged index of common stock prices that measures the performance of those Russell 2,000 companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction for fees, expenses or taxes.

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Fund Fees and Expenses (Institutional Shares)

This table describes the fees and expenses that you would pay if you buy and hold Institutional Shares of a Fund.

		Research	Capital	Growth and
	Balanced	Select	Growth	Income
	Fund	Fund	Fund	Fund

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	None	None	None	None
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	None	None	None	None
Redemption Fees	None	None	None	None
Exchange Fees	None	None	None	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[1]
Management Fees[2]	0.65%	1.00%	1.00%	0.70%
Distribution and Service (12b-1) Fees	None	None	None	None
Other Expenses[3]	0.33%	0.18%	0.08%	0.14%

Total Fund Operating Expenses*	0.98%	1.18%	1.08%	0.84%

See page 38 for all other footnotes.

*	As a result of current waivers and expense limitations, “Other Expenses” and “Total Fund Operating Expenses” of the Funds are as set forth below. The waivers and expense limitations may be terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

		Research	Capital	Growth and
	Balanced	Select	Growth	Income
	Fund[4]	Fund[4]	Fund[4]	Fund[4]

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):
Management Fees[2]	0.65%	1.00%	0.95%	0.70%
Distribution and Service (12b-1) Fees	None	None	None	None
Other Expenses[3]	0.10%	0.10%	0.04%	0.09%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.75%	1.10%	0.99%	0.79%

FUND FEES AND EXPENSES

Large Cap	Strategic	Concentrated	Mid Cap	Growth	Small Cap
Value	Growth	Growth	Value	Opportunities	Value
Fund	Fund	Fund	Fund	Fund	Fund

None	None	None	None	None	None
None	None	None	None	None	None
None	None	None	None	None	None
None	None	None	None	None	None

0.75%	1.00%	1.00%	0.75%	1.00%	1.00%
None	None	None	None	None	None
0.15%	0.22%	1.25%	0.10%	0.13%	0.12%

0.90%	1.22%	2.25%	0.85%	1.13%	1.12%

Large Cap	Strategic	Concentrated	Mid Cap	Growth	Small Cap
Value	Growth	Growth	Value	Opportunities	Value
Fund[4]	Fund[4]	Fund[1]	Fund[1]	Fund[1]	Fund[4]

0.75%	1.00%	1.00%	0.75%	1.00%	1.00%
None	None	None	None	None	None
0.10%	0.04%	0.08%	0.10%	0.13%	0.10%

0.85%	1.04%	1.08%	0.85%	1.13%	1.10%

Fund Fees and Expenses continued

[1]	The Funds’ annual operating expenses are based on actual expenses for the fiscal year ended August 31, 2003.
[2]	The Investment Adviser has voluntarily agreed not to impose a portion of the management fee on the Capital Growth Fund equal to 0.05% of the Fund’s average daily net assets. As a result of fee waivers, the current management fee of the Capital Growth Fund is 0.95% of the Fund’s average daily net assets. The waiver may be terminated at any time at the option of the Investment Adviser.
[3]	“Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.04% of the average daily net assets of each Fund’s Institutional Shares plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit “Other Expenses” (excluding management fees, transfer agency fees and expenses, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses) to the following percentages (rounded) of each Fund’s average daily net assets:

Other
Fund	Expenses

Balanced	0.06%
Research Select	0.06%
Capital Growth	0.00%
Growth and Income	0.05%
Large Cap Value	0.06%
Strategic Growth	0.00%
Concentrated Growth	0.04%
Mid Cap Value	0.10%
Growth Opportunities	0.11%
Small Cap Value	0.06%

[4]	The “Other Expenses” and “Total Fund Operating Expenses” of the Funds (after any waivers and expense limitations) have been restated to reflect the current expense limitations that are expected for the current fiscal year. In addition, during the last fiscal year, the Funds incurred certain extraordinary and non-recurring expenses that are not reflected in the table.

FUND FEES AND EXPENSES

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in Institutional Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

Balanced	$100	$312	$542	$1,201

Research Select	$120	$375	$649	$1,432

Capital Growth	$110	$343	$595	$1,317

Growth and Income	$86	$268	$466	$1,037

Large Cap Value	$92	$287	$498	$1,108

Strategic Growth	$124	$387	$670	$1,477

Concentrated Growth	$228	$703	$1,205	$2,585

Mid Cap Value	$87	$271	$471	$1,049

Growth Opportunities	$115	$359	$622	$1,375

Small Cap Value	$114	$356	$617	$1,363

Institutions that invest in Institutional Shares on behalf of their customers may charge other fees directly to their customer accounts in connection with their investments. You should contact your institution for information regarding such charges. Such fees, if any, may affect the return such customers realize with respect to their investments.

Certain institutions that invest in Institutional Shares may receive other compensation in connection with the sale and distribution of Institutional Shares or for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “Shareholder Guide” in the Prospectus and “Other Information” in the Statement of Additional Information (“Additional Statement”).

Service Providers

INVESTMENT ADVISER

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	Balanced Research Select Capital Growth Growth and Income Large Cap Value Strategic Growth Concentrated Growth Mid Cap Value Growth Opportunities Small Cap Value

GSAM has been registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) since 1990 and is an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”). As of September 30, 2003, GSAM, along with other units of the Investment Management Division of Goldman Sachs, had assets under management of $337.2 billion.

The Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser makes the investment decisions for the Funds and places purchase and sale orders for the Funds’ portfolio transactions in U.S. and foreign markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While the Investment Adviser is ultimately responsible for the management of the Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, the Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

The Investment Adviser also performs the following additional services for the Funds:

■	Supervises all non-advisory operations of the Funds
■	Provides personnel to perform necessary executive, administrative and clerical services to the Funds

SERVICE PROVIDERS

■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Fund
■	Provides office space and all necessary office equipment and services

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Fund’s average daily net assets):

		Actual Rate
		For the Fiscal
		Year Ended
	Contractual Rate	August 31, 2003

Balanced	0.65%	0.65%

Research Select	1.00%	1.00%

Capital Growth	1.00%	0.95%

Growth and Income	0.70%	0.70%

Large Cap Value	0.75%	0.75%

Strategic Growth	1.00%	1.00%

Concentrated Growth	1.00%	1.00%

Mid Cap Value	0.75%	0.75%

Growth Opportunities	1.00%	1.00%

Small Cap Value	1.00%	1.00%

The difference, if any, between the stated fees and the actual fees paid by the Funds reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

FUND MANAGERS

Value Investment Team

■	Fourteen portfolio managers/analysts with over 180 years of combined financial experience comprise the Investment Adviser’s value investment team
■	The team is organized by industry in order to deliver depth and breadth of research expertise
■	Portfolio decision makers are actively conducting the research, which brings intensity and focus to the Value team process

______________________________________________________________________________________________________________

Value Investment Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Dolores Bamford Vice President	Portfolio Manager— Balanced (Equity) Research Select Growth and Income Large Cap Value Mid Cap Value Small Cap Value	Since 2002 2002 2002 2002 2002 2002	Ms. Bamford joined the Investment Adviser as a portfolio manager for the Value team in April 2002. Prior to that, she was a portfolio manager at Putnam Investments for various products since 1991.

David L. Berdon Vice President	Portfolio Manager— Balanced (Equity) Research Select Growth and Income Large Cap Value Mid Cap Value Small Cap Value	Since 2002 2002 2002 2002 2002 2003	Mr. Berdon joined the Investment Adviser as a research analyst in March 2001 and became a portfolio manager in October 2002. From September 1999 to March 2001, he was a Vice President for Business Development and Strategic Alliances at Soliloquy Inc. From September 1997 to September 1999, he was a principal consultant at Diamond Technology partners.

Andrew Braun Vice President	Portfolio Manager— Balanced (Equity) Growth and Income Large Cap Value Mid Cap Value Research Select	Since 2001 2001 2001 2001 2002	Mr. Braun joined the Investment Adviser as a mutual fund product development analyst in July 1993. From January 1997 to April 2001, he was a research analyst on the Value team and he became a portfolio manager in May 2001.

SERVICE PROVIDERS

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Scott Carroll Vice President	Portfolio Manager— Balanced (Equity) Research Select Growth and Income Large Cap Value Mid Cap Value Small Cap Value	Since 2002 2002 2002 2002 2002 2002	Mr. Carroll joined the Investment Adviser as a portfolio manager for the Value team in May 2002. From 1996 to 2002, he worked at Van Kampen Funds where he had portfolio management and analyst responsibilities for Growth and Income and Equity Income funds.

Sally Pope Davis Vice President	Portfolio Manager— Balanced (Equity) Growth and Income Large Cap Value Mid Cap Value Research Select	Since 2001 2001 2001 2001 2002	Ms. Davis joined the Investment Adviser as a portfolio manager in August 2001. From December 1999 to July 2001, she was a relationship manager in Private Wealth Management at Goldman Sachs. From August 1989 to November 1999, she was a bank analyst in the Goldman Sachs Investment Research Department.

Stacey Ann DeMatteis Vice President	Client Portfolio Manager— Balanced (Equity) Research Select Growth and Income Large Cap Value Mid Cap Value Small Cap Value	Since 2002 2002 2002 2002 2002 2002	Ms. DeMatteis joined the Investment Adviser as a product- marketing analyst in September 1993. From December 1997 to April 2000, she was a relationship manager in Broker-Dealer sales. In May 2000, she became a client portfolio manager on the Value Team.

J. Kelly Flynn Vice President	Portfolio Manager— Small Cap Value	Since 2002	Mr. Flynn joined the Investment Adviser as a portfolio manager in April 2002. From 1999 to 2002, he was a portfolio manager for Small Cap/SMID Cap Value products at Lazard Asset Management. From 1997 to 1999, he was a small cap value portfolio manager at 1838 Investment Advisors.

Sean Gallagher Vice President	Portfolio Manager— Balanced (Equity) Growth and Income Large Cap Value Mid Cap Value Research Select	Since 2001 2001 2001 2001 2002	Mr. Gallagher joined the Investment Adviser as a research analyst in May 2000. He became a portfolio manager in December 2001. From October 1993 to May 2000, he was a research analyst at Merrill Lynch Asset Management.

Don Gervais Vice President	Client Portfolio Manager— Balanced (Equity) Research Select Growth and Income Large Cap Value Mid Cap Value Small Cap Value	Since 2003 2003 2003 2003 2003 2003	Mr. Gervais joined the Investment Adviser in April 2003 as a portfolio manager. From September 1999 to March 2003 he was a U.S. Equity client portfolio manager at JPMorgan Fleming. Prior to that, from December 1997 to September 1999 he was an analyst with Capital Guardian Trust.

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

James Otness Managing Director	Portfolio Manager— Mid Cap Value Small Cap Value	Since 2000 2000	Mr. Otness joined the Investment Adviser as a portfolio manager in May 2000. From 1998 to 2000, he headed Dolphin Asset Management. From 1970 to 1998, he worked at J.P. Morgan, most recently as a managing director and portfolio manager responsible for small-cap institutional equity investments.

Lisa Parisi Managing Director	Portfolio Manager— Mid Cap Value Small Cap Value Research Select Balanced (Equity) Growth and Income Large Cap Value	Since 2001 2001 2002 2002 2002 2002	Ms. Parisi joined the Investment Adviser as a portfolio manager in August 2001. From December 2000 to August 2001, she was a portfolio manager at John A. Levin & Co. From March 1995 to December 2000, she was a portfolio manager and managing director at Valenzuela Capital.

Eileen Rominger Managing Director Chief Investment Officer	Portfolio Manager— Balanced (Equity) Growth and Income Large Cap Value Mid Cap Value Research Select	Since 1999 1999 1999 1999 2002	Ms. Rominger joined the Investment Adviser as a portfolio manager and Chief Investment Officer of the Value team in August 1999. From 1981 to 1999, she worked at Oppenheimer Capital, most recently as a senior portfolio manager.

Growth Investment Team

■	23 years consistent investment style applied through diverse and complete market cycles
■	More than $25 billion in equities currently under management
■	More than 300 client account relationships
■	A portfolio management and analytical team with more than 250 years combined investment experience

______________________________________________________________________________________________________________

Growth Investment Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Steven M. Barry Managing Director Co-Chief Investment Officer	Senior Portfolio Manager— Growth Opportunities Balanced (Equity) Capital Growth Strategic Growth Research Select Concentrated Growth	Since 1999 2000 2000 2000 2002 2002	Mr. Barry joined the Investment Adviser as a portfolio manager in 1999. From 1988 to 1999, he was a portfolio manager at Alliance Capital Management.

SERVICE PROVIDERS

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Kenneth T. Berents Managing Director Co-Chairman of Investment Committee	Senior Portfolio Manager— Balanced (Equity) Capital Growth Strategic Growth Growth Opportunities Research Select Concentrated Growth	Since 2000 2000 2000 2000 2002 2002	Mr. Berents joined the Investment Adviser as a portfolio manager in 2000. From 1992 to 1999, he was Director of Research and head of the Investment Committee at Wheat First Union.

Herbert E. Ehlers Managing Director Chief Investment Officer	Senior Portfolio Manager— Capital Growth Balanced (Equity) Strategic Growth Growth Opportunities Research Select Concentrated Growth	Since 1997 1998 1999 1999 2002 2002	Mr. Ehlers joined the Investment Adviser as a senior portfolio manager and Chief Investment Officer of the Growth team in 1997.

Gregory H. Ekizian, CFA Managing Director Co-Chief Investment Officer	Senior Portfolio Manager— Capital Growth Balanced (Equity) Strategic Growth Growth Opportunities Research Select Concentrated Growth	Since 1997 1998 1999 1999 2002 2002	Mr. Ekizian joined the Investment Adviser as portfolio manager and Co-Chair of the Growth Investment Committee in 1997.

Prashant Khemka, CFA Vice President	Portfolio Manager— Balanced (Equity) Capital Growth Strategic Growth Growth Opportunities Research Select Concentrated Growth	Since 2003 2003 2003 2003 2003 2003	Mr. Khemka joined the Investment Adviser in 2000 as an equity analyst. He became a portfolio manager in 2003. From 1998 to 2000, he was assistant portfolio manager in the Fundamental Strategies group at State Street Global Advisors. Mr. Khemka received an M.B.A. from the Owen Graduate School of Management at Vanderbilt University (attended 1996-1998).

Scott Kolar, CFA Vice President Co-Chairman of Investment Committee	Senior Portfolio Manager— Growth Opportunities Capital Growth Balanced (Equity) Strategic Growth Research Select Concentrated Growth	Since 1999 2000 2000 2000 2002 2002	Mr. Kolar joined the Investment Adviser as an equity analyst in 1997 and became a portfolio manager in 1999.

Andrew F. Pyne Managing Director	Senior Portfolio Manager— Balanced (Equity) Capital Growth Strategic Growth Growth Opportunities Research Select Concentrated Growth	Since 2001 2001 2001 2001 2002 2002	Mr. Pyne joined the Investment Adviser as a product manager in 1997. He became a portfolio manager in August 2001.

Jeffrey Rabinowitz, CFA Vice President	Portfolio Manager— Balanced (Equity) Capital Growth Strategic Growth Growth Opportunities Research Select Concentrated Growth	Since 2003 2003 2003 2003 2003 2003	Mr. Rabinowitz joined the Investment Adviser in 1999 as an equity analyst. He became a portfolio manager in 2003. From 1997 to 1999 Mr. Rabinowitz attended Wharton School of the University of Pennsylvania where he received his M.B.A. in Finance.

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Ernest C. Segundo, Jr., CFA Vice President	Senior Portfolio Manager— Capital Growth Balanced (Equity) Strategic Growth Growth Opportunities Research Select Concentrated Growth	Since 1997 1998 1999 1999 2002 2002	Mr. Segundo joined the Investment Adviser as a portfolio manager in 1997.

Mark Shattan, CFA Vice President Co-Chairman of Investment Committee	Senior Portfolio Manager— Research Select Capital Growth Strategic Growth Concentrated Growth Growth Opportunities Balanced Equity	Since 2002 2002 2002 2002 2002 2003	Mr. Shattan joined the Investment Adviser as an equity analyst in 1999 and became a portfolio manager in 2002. From 1997 to 1999 he was an equity research analyst at Salomon Smith Barney.

David G. Shell, CFA Managing Director Co-Chief Investment Officer	Senior Portfolio Manager— Capital Growth Balanced (Equity) Strategic Growth Growth Opportunities Research Select Concentrated Growth	Since 1997 1998 1999 1999 2002 2002	Mr. Shell joined the Investment Adviser as a portfolio manager in 1997.

Fixed-Income Investment Team

■	The fixed-income investment team is comprised of a deep team of sector specialists
■	The team strives to maximize risk-adjusted returns by de-emphasizing interest rate anticipation and focusing on security selection and sector allocation
■	The team manages approximately $84 billion in fixed-income assets for retail, institutional and high net worth clients

______________________________________________________________________________________________________________

Fixed-Income Investment Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Jonathan A. Beinner Chief Investment Officer, Fixed-Income Portfolio Management	Senior Portfolio Manager— Balanced (Fixed-Income)	Since 1994	Mr. Beinner joined the Investment Adviser in 1990 as a portfolio manager.

James B. Clark Managing Director Co-Head U.S. Fixed-Income	Portfolio Manager— Balanced (Fixed-Income)	Since 1994	Mr. Clark joined the Investment Adviser in 1994 as a portfolio manager after working as an investment manager in the mortgage-backed securities group at Travelers Insurance Company.

SERVICE PROVIDERS

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of each Fund’s shares. Goldman Sachs, 4900 Sears Tower, Chicago, Illinois 60606-6372, also serves as each Fund’s transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund’s investment activities. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of the Funds and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as the Funds. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Funds. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs and its affiliates, and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, the Funds may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by the Portfolios, and may also perform or seek to perform investment banking and financial services for those issuers.

Under a securities lending program approved by the Funds’ Board of Trustees, the Funds have retained an affiliate of the Investment Adviser to serve as the securities lending agent for each Fund to the extent that the Funds engage in the securities lending program. For these services, the lending agent may receive a fee from the Funds, including a fee based on the returns earned on the Funds’ investment of the cash received as collateral for the loaned securities. In addition, the Funds may make brokerage and other payments to Goldman Sachs and its affiliates in connection with the Funds’ portfolio investment transactions.

Dividends

Each Fund pays dividends from its investment company taxable income and distributions from net realized capital gains. You may choose to have dividends and distributions paid in:

■	Cash
■	Additional shares of the same class of the same Fund
■	Shares of the same or an equivalent class of another Goldman Sachs Fund. Special restrictions may apply for certain Goldman Sachs Institutional Liquid Assets Portfolios (“ILA Portfolios”). See the Additional Statement.

You may indicate your election on your Account Application. Any changes may be submitted in writing to Goldman Sachs at any time before the record date for a particular dividend or distribution. If you do not indicate any choice, your dividends and distributions will be reinvested automatically in the applicable Fund.

The election to reinvest dividends and distributions in additional shares will not affect the tax treatment of such dividends and distributions, which will be treated as received by you and then used to purchase the shares.

Dividends from net investment company taxable income and distributions from net capital gains are declared and paid as follows:

	Investment	Capital Gains
Fund	Income Dividends	Distributions

Balanced	Quarterly	Annually

Research Select	Annually	Annually

Capital Growth	Annually	Annually

Growth and Income	Quarterly	Annually

Large Cap Value	Annually	Annually

Strategic Growth	Annually	Annually

Concentrated Growth	Annually	Annually

Mid Cap Value	Annually	Annually

Growth Opportunities	Annually	Annually

Small Cap Value	Annually	Annually

From time to time a portion of a Fund’s dividends may constitute a return of capital.

When you purchase shares of a Fund, part of the NAV per share may be represented by undistributed realized gains that have previously been earned by the Fund. Therefore, subsequent distributions on such shares from such income or realized gains may be taxable to you even if the NAV of the shares is, as a result of the distributions, reduced below the cost of such shares and the distributions (or portions thereof) represent a return of a portion of the purchase price.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ Institutional Shares.

HOW TO BUY SHARES

How Can I Purchase Institutional Shares Of The Funds?
You may purchase Institutional Shares on any business day at their NAV next determined after receipt of an order. No sales load is charged. You should place an order with Goldman Sachs at 1-800-621-2550 and either:

■	Wire federal funds to The Northern Trust Company (“Northern”), as subcustodian for State Street Bank and Trust Company (“State Street”) (each Fund’s custodian) on the next business day; or
■	Send a check or Federal Reserve draft payable to Goldman Sachs Funds—(Name of Fund and Class of Shares), 4900 Sears Tower, 51st Floor, Chicago, IL 60606-6372. The Fund will not accept a check drawn on a foreign bank or a third-party check.

In order to make an initial investment in a Fund, you must furnish to the Fund or Goldman Sachs the Account Application. Purchases of Institutional Shares must be settled within three business days of receipt of a complete purchase order.

How Do I Purchase Shares Through A Financial Institution?
Certain institutions (including banks, trust companies, brokers and investment advisers) that provide recordkeeping, reporting and processing services to their customers may be authorized to accept, on behalf of the Goldman Sachs Trust (the “Trust”), purchase, redemption and exchange orders placed by or on behalf of their customers, and may designate other intermediaries to accept such orders, if approved by the Trust. In these cases:

■	A Fund will be deemed to have received an order in proper form when the order is accepted by the authorized institution or intermediary on a business day, and the order will be priced at the Fund’s NAV next determined after such acceptance.
■	Authorized institutions and intermediaries will be responsible for transmitting accepted orders and payments to the Trust within the time period agreed upon by them.

You should contact your institution or intermediary to learn whether it is authorized to accept orders for the Trust.

These institutions may receive payments from the Funds or Goldman Sachs for the services provided by them with respect to the Funds’ Institutional Shares. These payments may be in addition to other payments borne by the Funds.

The Investment Adviser, Distributor and/or their affiliates may pay additional compensation from time to time, out of their assets and not as an additional charge to the Funds, to certain institutions and other persons in connection with the sale, distribution and/or servicing of shares of the Funds and other Goldman Sachs Funds. Additional compensation based on sales may, but is normally not expected to, exceed 0.50% (annualized) of the amount invested.

In addition to Institutional Shares, each Fund also offers other classes of shares to investors. These other share classes are subject to different fees and expenses (which affect performance), have different minimum investment requirements and are entitled to different services than Institutional Shares. Information regarding these other share classes may be obtained from your sales representative or from Goldman Sachs by calling the number on the back cover of this Prospectus.

SHAREHOLDER GUIDE

What Is My Minimum Investment In The Funds?

Type of Investor	Minimum Investment

■ Banks, trust companies or other depository institutions investing for their own account or on behalf of their clients	$1,000,000 in Institutional Shares of a Fund alone or in combination with other assets under the management of GSAM and its affiliates
■ Section 401(k), profit sharing, money purchase
    pension, tax-sheltered annuity, defined benefit
    pension, or other employee benefit plans that are
    sponsored by one or more employers (including
    governmental or church employers) or
employee organizations
■ State, county, city or any instrumentality, department, authority or agency thereof
■ Corporations with at least $100 million in assets or in outstanding publicly traded securities
■ “Wrap” account sponsors (provided they have an agreement covering the arrangement with GSAM)
■ Registered investment advisers investing for accounts for which they receive asset-based fees

■ Individual investors	$10,000,000
■ Qualified non-profit organizations, charitable trusts, foundations and endowments
■ Accounts over which GSAM or its advisory affiliates have investment discretion

■ Individual Retirement Accounts (IRAs) for which GSAM or its advisory affiliates act as fiduciary	No minimum

The minimum investment requirement may be waived for current and former officers, partners, directors or employees of Goldman Sachs or any of its affiliates; brokerage or advisory clients of Goldman Sachs Private Wealth Management; and for other investors at the discretion of the Trust’s officers. No minimum amount is required for subsequent investments.

What Else Should I Know About Share Purchases?
The Trust reserves the right to:

■	Refuse to open an account if you fail to (i) provide a Social Security Number or other taxpayer identification number; or (ii) certify that such number is correct (if required to do so under applicable law).
■	Modify or waive the minimum investment amounts.
■	Reject or restrict any purchase or exchange order by a purchaser (or group of related purchasers) for any reason in its discretion. Without limiting the foregoing, the Trust may reject or restrict purchase and exchange orders by a particular purchaser (or group of related purchasers) when a pattern of frequent purchases, sales or exchanges of Institutional Shares of a Fund is evident, or if purchases, sales or exchanges are, or a subsequent abrupt redemption might be, of a size that would disrupt the management of a Fund.
■	Close a Fund to new investors from time to time and reopen any such Fund whenever it is deemed appropriate by a Fund’s Investment Adviser.

The Funds may allow you to purchase shares with securities instead of cash if consistent with a Fund’s investment policies and operations and if approved by the Fund’s Investment Adviser.

Customer Identification Program. Federal law requires the Funds to obtain, verify and record identifying information, which may include the name, residential or business street address, date of birth (for an individual), social security or taxpayer identification number or other identifying information, for each investor who opens an account with the Funds. Applications without the required information, or (where applicable) without an indication that a social security or taxpayer identification number has been applied for, may not be accepted by the Funds. After accepting an application, to the extent permitted by applicable law or their customer identification program, the Funds reserve the right to (i) place limits on transactions in any account until the identity of the investor is verified; or (ii) refuse an investment in the Funds; or (iii) involuntarily redeem an investor’s shares and close an account in the event that the Funds are unable to verify an investor’s identity. The Funds and their agents will not be responsible for any loss in an investor’s account resulting from the investor’s delay in providing all required identifying information or from closing an account and redeeming an investor’s shares pursuant to the customer identification program.

SHAREHOLDER GUIDE

How Are Shares Priced?
The price you pay or receive when you buy, sell or exchange Institutional Shares is the Fund’s next determined NAV. The Funds calculate NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of Outstanding Shares of the Class

The Funds’ investments are valued based on market quotations or, if accurate quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the Fund’s investments may be determined in good faith under procedures established by the Trustees.

■	NAV per share of each class is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such later time as the New York Stock Exchange or NASDAQ market may officially close. Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	When you buy shares, you pay the NAV next calculated after the Funds receive your order in proper form.
■	When you sell shares, you receive the NAV next calculated after the Funds receive your order in proper form.
■	The Trust reserves the right to reprocess purchase, redemption and exchange transactions that were processed at an NAV other than a Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-621-2550.

Foreign securities may trade in their local markets on days a Fund is closed. As a result, the NAV of a Fund that holds foreign securities may be impacted on days when investors may not purchase or redeem Fund shares.

In addition, if an event that affects the value of a security occurs after the publication of market quotations used by a Fund to price its securities but before the close of trading on the New York Stock Exchange, the Trust in its discretion and consistent with applicable regulatory guidance may determine whether to make an adjustment in light of the nature and significance of the event.

HOW TO SELL SHARES

How Can I Sell Institutional Shares Of The Funds?
You may arrange to take money out of your account by selling (redeeming) some or all of your shares. Generally, each Fund will redeem its Institutional Shares upon request on any business day at their NAV next determined after receipt of such request in proper form. You may request that redemption proceeds be sent to you by check or by wire (if the wire instructions are on record). Redemptions may be requested in writing or by telephone.

Instructions For Redemptions:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund name and Class of Shares
■ The dollar amount you want to sell
■ How and where to send the proceeds
■ Obtain a signature guarantee (see details below)
■ Mail your request to: Goldman Sachs Funds 4900 Sears Tower 51st Floor Chicago, IL 60606-6372

By Telephone:	If you have elected the telephone redemption privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

Certain institutions and intermediaries are authorized to accept redemption requests on behalf of the Funds as described under “How Do I Purchase Shares Through A Financial Institution?”

SHAREHOLDER GUIDE

When Do I Need A Signature Guarantee To Redeem Shares?
A signature guarantee may be required if:

■	You would like the redemption proceeds sent to an address that is not your address of record; or
■	You would like to change your current bank designations.

A signature guarantee must be obtained from a bank, brokerage firm or other financial intermediary that is a member of an approved Medallion Guarantee Program or that is otherwise approved by the Trust. A notary public cannot provide a signature guarantee. Additional documentation may be required for executors, trustees or corporations or when deemed appropriate by the Transfer Agent.

What Do I Need To Know About Telephone Redemption Requests?
The Trust, the Distributor and the Transfer Agent will not be liable for any loss you may incur in the event that the Trust accepts unauthorized telephone redemption requests that the Trust reasonably believes to be genuine. In an effort to prevent unauthorized or fraudulent redemption and exchange requests by telephone, Goldman Sachs employs reasonable procedures specified by the Trust to confirm that such instructions are genuine. If reasonable procedures are not employed, the Trust may be liable for any loss due to unauthorized or fraudulent transactions. The following general policies are currently in effect:

■	All telephone requests are recorded.
■	Any redemption request that requires money to go to an account or address other than that designated on the Account Application must be in writing and signed by an authorized person designated on the Account Application. The written request may be confirmed by telephone with both the requesting party and the designated bank account to verify instructions.
■	The telephone redemption option may be modified or terminated at any time.

Note: It may be difficult to make telephone redemptions in times of drastic economic or market conditions.

How Are Redemption Proceeds Paid?
By Wire: You may arrange for your redemption proceeds to be wired as federal funds to the domestic bank account designated in your Account Application. The following general policies govern wiring redemption proceeds:

■	Redemption proceeds will normally be wired on the next business day in federal funds (for a total of one business day delay), but may be paid up to three business days following receipt of a properly executed wire transfer redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days. If the Federal Reserve Bank is closed on the day that the redemption proceeds would ordinarily be wired, wiring the redemption proceeds may be delayed one additional business day.
■	To change the bank designated on your Account Application, you must send written instructions signed by an authorized person designated on the account application to the Transfer Agent.
■	Neither the Trust, Goldman Sachs nor any other institution assumes any responsibility for the performance of your bank or any intermediaries in the transfer process. If a problem with such performance arises, you should deal directly with your bank or any such intermediaries.

By Check: You may elect in writing to receive your redemption proceeds by check. Redemption proceeds paid by check will normally be mailed to the address of record within three business days of a properly executed redemption request. If you are selling shares you recently paid for by check, the Fund will pay you when your check has cleared, which may take up to 15 days.

What Else Do I Need To Know About Redemptions?
The following generally applies to redemption requests:

■	Additional documentation may be required when deemed appropriate by the Transfer Agent. A redemption request will not be in proper form until such additional documentation has been received.
■	Institutions (including banks, trust companies, brokers and investment advisers) are responsible for the timely transmittal of redemption requests by their customers to the Transfer Agent. In order to facilitate the timely transmittal of redemption requests, these institutions may set times by which they must receive redemption requests. These institutions may also require additional documentation from you.

The Trust reserves the right to:

■	Redeem your shares if your account balance falls below $50 as a result of a redemption. The Funds will not redeem your shares on this basis if the value of your account falls below the minimum account balance solely as a result of market conditions. The Fund will give you 60 days’ prior written notice to allow you to purchase sufficient additional shares of the Fund in order to avoid such redemption.
■	Redeem your shares in other circumstances determined by the Board of Trustees to be in the best interest of the Trust.
■	Pay redemptions by a distribution in-kind of securities (instead of cash). If you receive redemption proceeds in-kind, you should expect to incur transaction costs upon the disposition of those securities.
■	Reinvest any dividends or other distributions which you have elected to receive in cash should your check for such dividends or other distributions be returned to a Fund as undeliverable or remain uncashed for six months. In addition, that

SHAREHOLDER GUIDE

distribution and all future distributions payable to you will be reinvested at the NAV on the day of reinvestment in additional Institutional Shares of the Fund that pays the distributions. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

Can I Exchange My Investment From One Fund To Another?
You may exchange Institutional Shares of a Fund at NAV for Institutional Shares of another Goldman Sachs Fund. The exchange privilege may be materially modified or withdrawn at any time upon 60 days’ written notice to you.

Instructions For Exchanging Shares:

By Writing:	■ Write a letter of instruction that includes:
■ Your name(s) and signature(s)
■ Your account number
■ The Fund names and Class of Shares
■ The dollar amount to be exchanged
■ Mail the request to: Goldman Sachs Funds 4900 Sears Tower 51st Floor Chicago, IL 60606-6372

By Telephone:	If you have elected the telephone exchange privilege on your Account Application:
■ 1-800-621-2550 (8:00 a.m. to 4:00 p.m. New York time)

You should keep in mind the following factors when making or considering an exchange:

■	You should obtain and carefully read the prospectus of the Fund you are acquiring before making an exchange.
■	All exchanges which represent an initial investment in a Fund must satisfy the minimum initial investment requirements of that Fund, except that this requirement may be waived at the discretion of the Trust.
■	Telephone exchanges normally will be made only to an identically registered account.
■	Shares may be exchanged among accounts with different names, addresses and social security or other taxpayer identification numbers only if the exchange instructions are in writing and are signed by an authorized person designated on the Account Application.
■	Exchanges are available only in states where exchanges may be legally made.
■	It may be difficult to make telephone exchanges in times of drastic economic or market conditions.

■	Goldman Sachs may use reasonable procedures described under “What Do I Need To Know About Telephone Redemption Requests?” in an effort to prevent unauthorized or fraudulent telephone exchange requests.
■	Exchanges into Funds that are closed to new investors may be restricted.

For federal income tax purposes, an exchange from one Fund to another is treated as a redemption of the shares surrendered in the exchange, on which you may be subject to tax, followed by a purchase of shares received in the exchange. You should consult your tax adviser concerning the tax consequences of an exchange.

Restrictions on Excessive Trading Practices. The Trust does not permit market-timing or other excessive trading practices. Purchases and exchanges should be made for long-term investment purposes only. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. Excessive, short-term (market-timing) trading practices may disrupt portfolio management strategies, harm Fund performance and negatively impact long-term shareholders. The Trust and Goldman Sachs will not be held liable for any loss resulting from rejected purchase or exchange orders. To minimize harm to the Trust (or Goldman Sachs) and its shareholders, the Trust (or Goldman Sachs) will exercise these rights if, in the Trust’s (or Goldman Sachs’) judgment, an investor has a history of excessive trading or if an investor’s trading, in the judgment of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgment, trades executed in multiple accounts under common ownership or control may be considered together.

What Types of Reports Will I Be Sent Regarding Investments In Institutional Shares?
You will receive an annual report containing audited financial statements and a semi-annual report. To eliminate unnecessary duplication, only one copy of such reports will be sent to shareholders with the same mailing address. If you would like a duplicate copy to be mailed to you, please contact Goldman Sachs Funds at 1-800-621-2550. You will also be provided with a printed confirmation for each transaction in your account and a monthly account statement. The Funds do not generally provide sub-accounting services.

Taxation

As with any investment, you should consider how your investment in the Funds will be taxed. The tax information below is provided as general information. More tax information is available in the Additional Statement. You should consult your tax adviser about the federal, state, local or foreign tax consequences of your investment in the Funds.

Unless your investment is an IRA or other tax-advantaged account, you should consider the possible tax consequences of Fund distributions and the sale of your Fund shares.

DISTRIBUTIONS

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income. Distributions you receive from the Funds are generally subject to federal income tax, and may also be subject to state or local taxes. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash. For federal tax purposes, the Fund distributions attributable to short-term capital gains and net investment income are generally taxable to you as ordinary income, while distributions attributable to long-term capital gains are taxable as long-term capital gains, no matter how long you have owned your Fund shares.

Under recent changes to the Internal Revenue Code, the maximum long-term capital gain tax rate applicable to individuals, estates, and trusts is reduced to 15%. Fund distributions of long-term capital gains should generally qualify for the reduced rate of tax if attributable to Fund sales and exchanges occurring on or after May 6, 2003. Also, Fund distributions to noncorporate shareholders attributable to dividends received by the Funds from U.S. and certain qualified foreign corporations after December 31, 2002 will generally be taxed at the long-term capital gain rate, as long as certain other requirements are met. The amount of a Fund’s distributions that qualify for this favorable tax treatment may be reduced as a result of a Fund’s securities lending activities, by a high portfolio turnover rate or by investments in debt securities or “non-qualified” foreign corporations. For these lower rates to apply, the non-corporate shareholder must own the relevant Fund shares for at least 61 days during the 120-day period beginning 60 days before the Fund’s ex-dividend rate.

Although distributions are generally treated as taxable to you in the year they are paid, distributions declared in October, November or December but paid in January are taxable as if they were paid in December. A percentage of the Funds’ dividends paid to corporate shareholders may be eligible for the corporate dividends-received deduction. This percentage may, however, be reduced as a result of a Fund’s securities lending activities. The Funds will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Each Fund may be subject to foreign withholding or other foreign taxes on income or gain from certain foreign securities. In general, the Funds may deduct these taxes in computing their taxable income.

If you buy shares of a Fund before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is known as “buying a dividend.”

SALES AND EXCHANGES

Your sale of Fund shares is a taxable transaction for federal income tax purposes, and may also be subject to state and local taxes. For tax purposes, the exchange of your Fund shares for shares of a different Goldman Sachs Fund is the same as a sale. When you sell your shares, you will generally recognize a capital gain or loss in an amount equal to the difference between your adjusted tax basis in the shares and the amount received. Generally, this gain or loss is long-term or short-term depending on whether your holding period exceeds twelve months, except that any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale, exchange or redemption of shares of a Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of that Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of that Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

OTHER INFORMATION

When you open your account, you should provide your social security or tax identification number on your Account Application. By law, each Fund must withhold 28% of your taxable distributions and any redemption proceeds if you do not provide your correct taxpayer identification number, or certify that it is correct, or if the IRS instructs the Fund to do so.

Non-U.S. investors may be subject to U.S. withholding and estate tax.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

A. General Portfolio Risks

The Funds will be subject to the risks associated with equity investments. “Equity investments” may include common stocks, preferred stocks, interests in real estate investment trusts, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures, limited liability companies and similar enterprises, warrants, stock purchase rights and synthetic and derivative instruments that have economic characteristics similar to equity securities. In general, the values of equity investments fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the values of the equity investments that a Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. This volatility means that the value of your investment in the Funds may increase or decrease. In recent years, certain stock markets have experienced substantial price volatility.

To the extent that a Fund invests in fixed-income securities, that Fund will also be subject to the risks associated with its fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase (although many mortgage-related securities will have less potential than other debt securities for capital appreciation during periods of declining rates). Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that an issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present in mortgage-backed securities and asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (call risk) or lengthen (extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities such as securities backed by car loans.

The Investment Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders, and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See “Financial Highlights” in Appendix B for a statement of the Funds’ historical portfolio turnover rates.

The following sections provide further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment objectives and all investment policies not specifically designated as fundamental are non-fundamental, and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs.

B. Other Portfolio Risks

Risks of Investing in Small Capitalization and Mid-Capitalization Companies. Each Fund may, to the extent consistent with its investment policies, invest in small and mid-capitalization companies. Investments in small and mid-capitalization companies involve greater risk and portfolio price volatility than investments in larger capitalization stocks. Among the reasons for the greater price volatility of these investments are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such securities. Small and mid-capitalization companies may be thinly traded and may have to be sold at a discount from current market prices or in small lots over an extended period of time. In addition, these securities are subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities in particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic or market conditions, or adverse investor perceptions whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous

APPENDIX A

time and only then at a substantial drop in price. Small and mid-capitalization companies include “unseasoned” issuers that do not have an established financial history; often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. Small and mid-capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Transaction costs for these investments are often higher than those of larger capitalization companies. Investments in small and mid-capitalization companies may be more difficult to price precisely than other types of securities because of their characteristics and lower trading volumes.

Risks of Foreign Investments. The Funds may make foreign investments. Foreign investments involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and changes in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S.

issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States, and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries.

Concentration of a Fund’s assets in one or a few countries and currencies will subject a Fund to greater risks than if a Fund’s assets were not geographically concentrated.

Investment in sovereign debt obligations by a Fund involves risks not present in debt obligations of corporate issuers. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn a Fund’s NAV, to a greater extent than the volatility inherent in debt obligations of U.S. issuers.

A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject.

Investments in foreign securities may take the form of sponsored and unsponsored American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”). Certain Funds may also invest in European Depositary Receipts (“EDRs”) or other similar instruments representing securities of foreign issuers. ADRs, GDRs and EDRs represent the right to receive securities of foreign issuers deposited in a bank or other depository. ADRs and certain GDRs are traded in the United States. GDRs may be traded in either the United States or in foreign markets. EDRs are traded primarily outside the United States. Prices of ADRs are quoted in U.S. dollars. Similarly, EDRs and GDRs are not necessarily quoted in the same currency as the underlying security.

APPENDIX A

Risks of Euro. On January 1, 1999, the European Economic and Monetary Union (EMU) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. In addition, ten new countries, Cyprus, Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia, are preparing for entry into the EMU in 2004.

The European Central Bank has control over each country’s monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union (“EU”) will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Funds. Because of the number of countries using this single currency, a significant portion of the assets held by the Funds may be denominated in the euro.

Risks of Emerging Countries. Certain Funds may invest in securities of issuers located in emerging countries. The risks of foreign investment are heightened when the issuer is located in an emerging country. Emerging countries are generally located in the Asia and Pacific regions, Eastern Europe, Latin and South America and Africa. A Fund’s purchase and sale of portfolio securities in certain emerging countries may be constrained by limitations relating to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on the aggregate trading volume by or holdings of a Fund, the Investment Adviser, its affiliates and their respective clients and other service providers. A Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Foreign investment in the securities markets of certain emerging countries is restricted or controlled to varying degrees which may limit investment in such countries or increase the administrative costs of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an issuer’s outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by a Fund. The repatriation of both investment income and capital from certain emerging countries is subject to restrictions such as the need for governmental consents. In situations where a country restricts direct investment in securities (which may occur in certain Asian and other countries), a Fund may invest in such countries through other investment funds in such countries.

Many emerging countries have experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation. Other emerging countries have experienced economic recessions. These circumstances have had a negative effect on the economies and securities markets of such emerging countries. Economies in emerging countries generally are dependent heavily upon commodity prices and international trade and, accordingly, have been and may continue to be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

Many emerging countries are subject to a substantial degree of economic, political and social instability. Governments of some emerging countries are authoritarian in nature or have been installed or removed as a result of military coups, while governments in other emerging countries have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging countries. Unanticipated political or social developments may result in sudden and significant investment losses. Investing in emerging countries involves greater risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. As an

APPENDIX A

example, in the past some Eastern European governments have expropriated substantial amounts of private property, and many claims of the property owners have never been fully settled. There is no assurance that similar expropriations will not recur in Eastern European or other countries.

A Fund’s investment in emerging countries may also be subject to withholding or other taxes, which may be significant and may reduce the return from an investment in such countries to the Fund.

Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States and may involve a Fund’s delivery of securities before receipt of payment for their sale. In addition, significant delays may occur in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for a Fund to value its portfolio securities and could cause the Fund to miss attractive investment opportunities, to have a portion of its assets uninvested or to incur losses due to the failure of a counterparty to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

The creditworthiness of the local securities firms used by a Fund in emerging countries may not be as sound as the creditworthiness of firms used in more developed countries. As a result, the Fund may be subject to a greater risk of loss if a securities firm defaults in the performance of its responsibilities.

The small size and inexperience of the securities markets in certain emerging countries and the limited volume of trading in securities in those countries may make a Fund’s investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the United States, Japan and most Western European countries). A Fund’s investments in emerging countries are subject to the risk that the liquidity of a particular investment, or investments generally, in such countries will shrink or disappear suddenly and without warning as a result of adverse economic, market or political conditions or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Investments in emerging countries may be more difficult to price precisely because of the characteristics discussed above and lower trading volumes.

A Fund’s use of foreign currency management techniques in emerging countries may be limited. Due to the limited market for these instruments in emerging countries, the Investment Adviser does not currently anticipate that a significant portion of the Funds’ currency exposure in emerging countries, if any, will be covered by such instruments.

Risks of Derivative Investments. A Fund’s transactions, if any, in options, futures, options on futures, swaps, interest rate caps, floors and collars, structured securities and foreign currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Each Fund may also invest in derivative investments for non-hedging purposes (that is, to seek to increase total return). Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss.

Risks of Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain stripped mortgage-backed securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain over-the-counter options
■	Certain structured securities and all swap transactions
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of a Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Credit/Default Risks. Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), foreign governments, domestic and foreign corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

APPENDIX A

Debt securities rated BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), Baa or higher by Moody’s Investors Service, Inc. (“Moody’s”) or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB or Baa are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, the Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of the security, is in the best interest of a Fund and its shareholders.

Certain Funds may invest in fixed-income securities rated BB or Ba or below (or comparable unrated securities) which are commonly referred to as “junk bonds.” Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with investment in investment grade bonds. Also, to the extent that the rating assigned to a security in a Fund’s portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

Risks of Initial Public Offerings. The Funds may invest in IPOs. An IPO is a company’s first offering of stock to the public. IPO risk is the risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance. Because of the price volatility of IPO shares, a Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. By selling IPO shares, the Fund may realize taxable gains it will subsequently distribute to shareholders. In addition, the market for IPO shares can be speculative and/or inactive for extended periods of time. There is no assurance that a Fund will be able to obtain allocable portions of IPO shares. The limited number of shares available for trading in some IPOs may make it more difficult for a Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. Investors in IPO shares can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders.

Temporary Investment Risks. Each Fund may, for temporary defensive purposes, invest a certain percentage of its total assets in:

■	U.S. government securities
■	Commercial paper rated at least A-2 by Standard & Poor’s, P-2 by Moody’s or having a comparable rating by another NRSRO
■	Certificates of deposit
■	Bankers’ acceptances
■	Repurchase agreements
■	Non-convertible preferred stocks and non-convertible corporate bonds with a remaining maturity of less than one year

When a Fund’s assets are invested in such instruments, the Fund may not be achieving its investment objective.

C. Portfolio Securities and Techniques

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks.

The Funds may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objectives and policies. Further information is provided in the Additional Statement, which is available upon request.

Convertible Securities. Each Fund may invest in convertible securities. Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is

APPENDIX A

susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Foreign Currency Transactions. A Fund may, to the extent consistent with its investment policies, purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. A Fund may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates. In addition, certain Funds may enter into foreign currency transactions to seek a closer correlation between the Fund’s overall currency exposures and the currency exposures of the Fund’s performance benchmark. Certain Funds may also enter into such transactions to seek to increase total return, which is considered a speculative practice.

Some Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. A Fund may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date (e.g., the Investment Adviser may anticipate the foreign currency to appreciate against the U.S. dollar).

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, a Fund’s NAV to fluctuate (when the Fund’s NAV fluctuates, the value of your shares may go up or down). Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

The market in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or could force the Fund to cover its purchase or sale commitments, if any, at the current market price.

Structured Securities. Each Fund may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References.

The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

REITs. Each Fund may invest in REITs. REITs are pooled investment vehicles that invest primarily in either real estate or real estate related loans. The value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT. REITs are dependent upon the ability of the REITs’ managers, and are subject to heavy cash flow dependency, default by borrowers and the qualification of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened. A Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Options on Securities, Securities Indices and Foreign Currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Each Fund may write (sell) covered call and put options and purchase put and call options on any securities in which the Fund may invest or on any securities index consisting of securities in which it may invest. A Fund may also, to the extent consistent with its investment policies, purchase and sell (write) put and call options on foreign currencies.

APPENDIX A

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If the Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund’s investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund’s transaction costs. Options written or purchased by the Funds may be traded on either U.S. or foreign exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular securities, foreign currencies, securities indices and other financial instruments and indices. The Funds may engage in futures transactions on both U.S. and foreign exchanges.

Each Fund may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in interest rates, securities prices or, to the extent a Fund invests in foreign securities, currency exchange rates, or to otherwise manage its term structure, sector selection and duration in accordance with its investment objective and policies. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act, and therefore is not subject to registration or regulation as a pool operator under that Act with respect to the Funds.

Futures contracts and related options present the following risks:

■	While a Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.

■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
■	The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of a Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.
■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.
■	Foreign exchanges may not provide the same protection as U.S. exchanges.

Equity Swaps. Each Fund may invest in equity swaps. Equity swaps allow the parties to a swap agreement to exchange the dividend income or other components of return on an equity investment (for example, a group of equity securities or an index) for a component of return on another non-equity or equity investment.

An equity swap may be used by a Fund to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous. Equity swaps are derivatives and their value can be very volatile. To the extent that the Investment Adviser does not accurately analyze and predict the potential relative fluctuation of the components swapped with another party, a Fund may suffer a loss, which may be substantial. The value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates. Furthermore, a Fund may suffer a loss if the counterparty defaults. Because equity swaps are normally illiquid, a Fund may be unable to terminate its obligations when desired.

When-Issued Securities and Forward Commitments. Each Fund may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price or yield to the Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the

APPENDIX A

settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Each Fund may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation.

If the other party or “seller” defaults, a Fund might suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s costs associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy of the seller, a Fund could suffer additional losses if a court determines that the Fund’s interest in the collateral is not enforceable.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Lending of Portfolio Securities. Each Fund may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loans continuously with cash, cash equivalents, U.S. government securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by a Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of the collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in fixed-income securities and cash equivalents.

A Fund may lend its securities to increase its income. A Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Short Sales Against-the-Box. Certain Funds may make short sales against-the-box. A short sale against-the-box means that at all times when a short position is open the Fund will own an equal amount of securities sold short, or securities convertible into or exchangeable for, without payment of any further consideration, an equal amount of the securities of the same issuer as the securities sold short.

Preferred Stock, Warrants and Rights. Each Fund may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer’s earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Other Investment Companies. Each Fund may invest in securities of other investment companies (including exchange-traded funds such as SPDRs and iSharesSM, as defined below) subject to statutory limitations prescribed by the Investment Company Act of 1940. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

APPENDIX A

Exchange-traded funds such as SPDRs and iSharesSM are shares of unaffiliated investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ® National Market System.

■	Standard & Poor’s Depositary Receipts™. The Funds may, consistent with their investment policies, purchase Standard & Poor’s Depositary Receipts™ (“SPDRs”). SPDRs are securities traded on the American Stock Exchange (“AMEX”) that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500®. The SPDR Trust is sponsored by a subsidiary of the AMEX. SPDRs may be used for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of SPDRs may not perfectly parallel the price action of the S&P 500®.

■	iSharesSM. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. iShares are listed on the AMEX and were initially offered to the public in 1996. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on the AMEX. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of the AMEX necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of a Fund’s shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy.

Unseasoned Companies. Each Fund may invest in companies which (together with their predecessors) have operated less than three years. The securities of such companies may have limited liquidity, which can result in their being priced higher or lower than might otherwise be the case. In addition, investments in unseasoned companies are more speculative and entail greater risk than do investments in companies with an established operating record.

Corporate Debt Obligations. Corporate debt obligations include bonds, notes, debentures, commercial paper and other obligations of corporations to pay interest and repay principal. Each Fund may invest in corporate debt obligations issued by U.S. and certain non-U.S. issuers which issue securities denominated in the U.S. dollar (including Yankee and Euro obligations). In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions and supranational entities (i.e., the World Bank, the International Monetary Fund, etc.).

Bank Obligations. Each Fund may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers’ acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulations. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry.

U.S. Government Securities. Each Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (a) the full faith and credit of the U.S. Treasury; (b) the right of the issuer to borrow from the U.S. Treasury; (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other stripped U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently.

Custodial Receipts and Trust Certificates. Each Fund may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities or other types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of

APPENDIX A

the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Mortgage-Backed Securities. Certain Funds may invest in mortgage-backed securities. Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgage-backed securities can be backed by either fixed rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity. Privately issued mortgage-backed securities are normally structured with one or more types of “credit enhancement.” However, these mortgage-backed securities typically do not have the same credit standing as U.S. government guaranteed mortgage-backed securities.

Mortgage-backed securities may include multiple class securities, including collateralized mortgage obligations (“CMOs”) and Real Estate Mortgage Investment Conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other mortgage-backed securities. CMOs are issued in multiple classes each with a specified fixed or floating interest rate and a final scheduled distribution rate. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

Sometimes, however, CMO classes are “parallel pay,” i.e., payments of principal are made to two or more classes concurrently. In some cases, CMOs may have the characteristics of a stripped mortgage-backed security whose price can be highly volatile. CMOs may exhibit more or less price volatility and interest rate risk than other types of mortgage-related obligations, and under certain interest rate and payment scenarios, a Fund may fail to recoup fully its investment in certain of these securities regardless of their credit quality.

Mortgaged-backed securities also include stripped mortgage-backed securities (“SMBS”), which are derivative multiple class mortgage-backed securities. SMBS are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans. The market value of SMBS consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on SMBS that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other mortgage-backed securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities. Certain Funds may invest in asset-backed securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. Asset-backed securities present credit risks that are not presented by mortgage-backed securities. This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, a Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Borrowings. Each Fund can borrow money from banks and other financial institutions in amounts not exceeding one-third of its total assets for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its total assets.

Mortgage Dollar Rolls. Certain Funds may enter into mortgage dollar rolls. A mortgage dollar roll involves the sale by a Fund of securities for delivery in the current month. The Fund simultaneously contracts with the same counterparty to repurchase substantially similar (same type, coupon and maturity) but not identical securities on a specified future date. During the roll period, the Fund loses the right to receive principal and interest paid on the securities sold. However, the Fund benefits to the extent of any difference between (a) the price received for the securities sold and (b) the lower forward price for the future purchase and/or fee income plus the interest earned on the cash proceeds of the securities sold. Unless the benefits of a mortgage dollar roll exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the roll, the use of this technique will diminish the Fund’s performance.

APPENDIX A

Successful use of mortgage dollar rolls depends upon the Investment Adviser’s ability to predict correctly interest rates and mortgage prepayments. If the Investment Adviser is incorrect in its prediction, a Fund may experience a loss. The Funds do not currently intend to enter into mortgage dollar rolls for financing and do not treat them as borrowings.

Yield Curve Options. Certain Funds may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of an underlying security remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Reverse Repurchase Agreements. Certain Funds may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by a Fund subject to the Fund’s agreement to repurchase them at a mutually agreed upon date and price (including interest). These transactions may be entered into as a temporary measure for emergency purposes or to meet redemption requests. Reverse repurchase agreements may also be entered into when the Investment Adviser expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense. Reverse repurchase agreements involve leveraging. If the securities held by a Fund decline in value while these transactions are outstanding, the NAV of the Fund’s outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risk that the investment return earned by a Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by a Fund will decline below the price the Fund is obligated to pay to repurchase the securities, and that the securities may not be returned to the Fund.

Municipal Securities. Certain Funds may invest in securities and instruments issued by state and local government issuers. Municipal securities in which a Fund may invest consist of bonds, notes, commercial paper and other instruments (including participating interests in such securities) issued by or on behalf of states, territories and possessions of the United States (including the District of Columbia)

and their political subdivisions, agencies or instrumentalities. Such securities may pay fixed, variable or floating rates of interest. Municipal securities are often issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which municipal securities may be issued include refunding outstanding obligations, obtaining funds for general operating expenses, and obtaining funds to lend to other public institutions and facilities. Municipal securities in which a Fund may invest include private activity bonds, municipal leases, certificates of participation, pre-funded municipal securities and auction rate securities. Dividends paid by the Funds based on investments in municipal securities will be taxable.

Interest Rate Swaps, Mortgage Swaps, Credit Swaps, Currency Swaps, Total Return Swaps, Options on Swaps and Interest Rate Caps, Floors and Collars. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed rate payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events. Currency swaps involve the exchange of the parties’ respective rights to make or receive payments in specified currencies. Total return swaps give a Fund the right to receive the appreciation in the value of a specified security, index or other instrument in return for a fee paid to the counterparty, which will typically be an agreed upon interest rate. If the underlying asset in a total return swap declines in value over the term of the swap, the Fund may also be required to pay the dollar value of that decline to the counterparty. Certain Funds may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions. A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined

APPENDIX A

interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.

Certain Funds may enter into the transactions described above for hedging purposes or to seek to increase total return. The use of interest rate, mortgage, credit, currency and total return swaps, options on swaps, and interest rate caps, floors and collars is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Adviser is incorrect in its forecasts of market value, interest rates and currency exchange rates, the investment performance of a Fund would be less favorable than it would have been if these investment techniques were not used.

Loan Participations. Certain Funds may invest in loan participations. A loan participation is an interest in a loan to a U.S. or foreign company or other borrower which is administered and sold by a financial intermediary. A Fund may only invest in loans to issuers in whose obligations it may otherwise invest. Loan participation interests may take the form of a direct or co-lending relationship with the corporate borrower, an assignment of an interest in the loan by a co-lender or another participant, or a participation in the seller’s share of the loan. When a Fund acts as co-lender in connection with a participation interest or when it acquires certain participation interests, the Fund will have direct recourse against the borrower if the borrower fails to pay scheduled principal and interest. In cases where the Fund lacks direct recourse, it will look to the agent bank to enforce appropriate credit remedies against the borrower. In these cases, the Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of such borrower. Moreover, under the terms of the loan participation, the Fund may be regarded as a creditor of the agent bank (rather than of the underlying corporate borrower), so that the Fund may also be subject to the risk that the agent bank may become insolvent.

Inverse Floaters. Certain Funds may invest in inverse floating rate debt securities (“inverse floaters”). The interest rate on inverse floaters resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand a Fund’s financial performance for the past five years (or less if the Fund has not been in operation for five years). Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in a Fund (assuming reinvestment of all dividends and distributions). The information for the periods ended August 31, 2000 and thereafter has been audited by PricewaterhouseCoopers LLP, whose report, along with a Fund’s financial statements, is included in the Funds’ annual report (available upon request). The information for all periods prior to the period ended August 31, 2000 has been audited by the Funds’ previous independent auditors, who have ceased operations.

BALANCED FUND

	Balanced Fund— Institutional Shares

						For the
						Seven-month	For the
	Years Ended August 31,					Period Ended	Year Ended
						August 31,	January 31,
	2003	2002		2001	2000	1999	1999

Income (loss) from investment operations

Net asset value, beginning of period	$16.31	$18.38		$21.46	$20.39	$20.48	$20.29

Net investment income	0.47 [c]	0.54	[c,e]	0.62 [c]	0.71 [c]	0.53	0.64

Net realized and unrealized gain (loss)	0.95	(2.04	) [e]	(2.62)	1.75	(0.35)	0.20

Total from investment operations	1.42	(1.50)		(2.00)	2.46	0.18	0.84

Distributions to shareholders

From net investment income	(0.49)	(0.57)		(0.82)	(0.58)	(0.27)	(0.65)

From net realized gains	—	—		(0.26)	(0.81)	—	—

Total distributions	(0.49)	(0.57)		(1.08)	(1.39)	(0.27)	(0.65)

Net asset value, end of period	$17.24	$16.31		$18.38	$21.46	$20.39	$20.48

Total return[a]	8.95%	(8.33)%		(9.56)%	12.59%	0.86%	4.25%

Net assets at end of period (in 000s)	$2,150	$2,157		$2,379	$2,509	$2,361	$8,010

Ratio of net expenses to average net assets	0.76%	0.76%		0.75%	0.72%	0.70%[b]	0.73%

Ratio of net investment income to average net assets	2.85%	3.01	% [e]	3.18%	3.46%	2.96%[b]	3.22%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.98%	0.98%		0.94%	0.89%	0.92%[b]	0.95%

Ratio of net investment income to average net assets	2.63%	2.79	% [e]	2.99%	3.29%	2.74%[b]	3.00%

Portfolio turnover rate[f]	192%	169%		187%	154%	90%	175%

See page 96 for all footnotes.

APPENDIX B

RESEARCH SELECT FUND

	Research Select Fund—Institutional Shares

				For the
	Years Ended August 31,			Period Ended
				August 31,
	2003	2002	2001	2000

Income (loss) from investment operations

Net asset value, beginning of period	$5.03	$7.11	$10.78	$10.00

Net investment loss[c]	— [d]	(0.01)	(0.03)	(0.01)

Net realized and unrealized gain (loss)	0.70	(2.07)	(3.64)	0.79

Total from investment operations	0.70	(2.08)	(3.67)	0.78

Net asset value, end of period	$5.73	$5.03	$7.11	$10.78

Total return[a]	13.92%	(29.25)%	(34.04)%	7.80%

Net assets at end of period (in 000s)	$2,810	$5,220	$17,077	$12,677

Ratio of net expenses to average net assets	1.12%	1.11%	1.10%	1.10%[b]

Ratio of net investment loss to average net assets	0.04%	(0.18)%	(0.32)%	(0.50)%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.18%	1.14%	1.13%	1.65%[b]

Ratio of net investment loss to average net assets	(0.02)%	(0.21)%	(0.35)%	(1.05)%[b]

Portfolio turnover rate	121%	107%	171%	5%

See page 96 for all footnotes.

CAPITAL GROWTH FUND

	Capital Growth Fund— Institutional Shares

					For the
					Seven-month	For the
	Years Ended August 31,				Period Ended	Year Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999

Income (loss) from investment operations

Net asset value, beginning of period	$15.71	$20.02	$29.19	$25.06	$24.07	$18.45

Net investment income (loss)	0.06 [c]	0.02 [c]	0.03 [c]	— [c,d]	(0.02)	0.01

Net realized and unrealized gain (loss)	1.67	(4.30)	(7.30)	6.32	1.01	6.38

Total from investment operations	1.73	(4.28)	(7.27)	6.32	0.99	6.39

Distributions to shareholders

From net realized gains	—	(0.03)	(1.90)	(2.19)	—	(0.77)

Total distributions	—	(0.03)	(1.90)	(2.19)	—	(0.77)

Net asset value, end of period	$17.44	$15.71	$20.02	$29.19	$25.06	$24.07

Total return[a]	11.01%	(21.41)%	(26.18)%	26.18%	4.11%	35.02%

Net assets at end of period (in 000s)	$303,840	$316,020	$444,195	$497,986	$255,210	$41,817

Ratio of net expenses to average net assets	1.00%	1.03%	1.04%	1.05%	1.04%[b]	1.07%

Ratio of net investment income (loss) to average net assets	0.41%	0.11%	0.15%	—%	(0.20)%[b]	0.11%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.08%	1.07%	1.06%	1.07%	1.07%[b]	1.09%

Ratio of net investment income (loss) to average net assets	0.33%	0.07%	0.13%	(0.03)%	(0.23)%[b]	0.09%

Portfolio turnover rate	17%	11%	18%	34%	18%	30%

See page 96 for all footnotes.

APPENDIX B

GROWTH AND INCOME FUND

	Growth and Income Fund— Institutional Shares

					For the
					Seven-month	For the
	Years Ended August 31,				Period Ended	Year Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999

Income (loss) from investment operations

Net asset value, beginning of period	$18.22	$19.84	$24.91	$24.72	$24.35	$25.95

Net investment income (loss)	0.33 [c]	0.22 [c]	0.11 [c]	0.16 [c]	0.34	0.29

Net realized and unrealized gain (loss)	1.21	(1.66)	(5.18)	1.49	0.23	(1.58)

Total from investment operations	1.54	(1.44)	(5.07)	1.65	0.57	(1.29)

Distributions to shareholders

From net investment income	(0.32)	(0.18)	—	(0.09)	(0.20)	(0.30)

In excess of net investment income	—	—	—	(0.04)	—	(0.01)

From net realized gains	—	—	—	(1.33)	—	—

Total distributions	(0.32)	(0.18)	—	(1.46)	(0.20)	(0.31)

Net asset value, end of period	$19.44	$18.22	$19.84	$24.91	$24.72	$24.35

Total return[a]	8.63%	(7.36)%	(20.32)%	7.05%	2.32%	(5.00)%

Net assets at end of period (in 000s)	$3,615	$4,539	$28,201	$28,543	$32,181	$173,696

Ratio of net expenses to average net assets	0.80%	0.80%	0.79%	0.78%	0.79%[b]	0.80%

Ratio of net investment income (loss) to average net assets	1.83%	1.12%	0.49%	0.69%	1.72%[b]	1.25%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.84%	0.82%	0.81%	0.78%	0.80%[b]	0.80%

Ratio of net investment income (loss) to average net assets	1.79%	1.10%	0.47%	0.69%	1.71%[b]	1.25%

Portfolio turnover rate	55%	89%	40%	87%	55%	126%

See page 96 for all footnotes.

LARGE CAP VALUE FUND

	Large Cap Value Fund— Institutional Shares

				For the
	Years Ended August 31,			Period Ended
				August 31,
	2003	2002	2001	2000

Income (loss) from investment operations

Net asset value, beginning of period	$9.29	$10.24	$10.40	$10.00

Net investment income (loss)[c]	0.12	0.12	0.12	0.09

Net realized and unrealized gain (loss)	0.64	(1.01)	(0.20)	0.31

Total from investment operations	0.76	(0.89)	(0.08)	0.40

Distributions to shareholders

From net investment income	(0.10)	(0.06)	(0.08)	—

Net asset value, end of period	$9.95	$9.29	$10.24	$10.40

Total return[a]	8.27%	(8.73)%	(0.81)%	4.00%

Net assets at end of period (in 000s)	$96,895	$78,146	$50,740	$16,155

Ratio of net expenses to average net assets	0.86%	0.86%	0.85%	0.85%[b]

Ratio of net investment income (loss) to average net assets	1.31%	1.19%	1.09%	1.31%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.90%	0.92%	1.43%	2.90%[b]

Ratio of net investment income (loss) to average net assets	1.27%	1.13%	0.51%	(0.74)%[b]

Portfolio turnover rate	78%	91%	69%	67%

See page 96 for all footnotes.

APPENDIX B

STRATEGIC GROWTH FUND

	Strategic Growth Fund— Institutional Shares

									For the
	Years Ended August 31,								Period Ended
									August 31,
	2003		2002		2001		2000		1999

Income (loss) from investment operations

Net asset value, beginning of period	$7.05		$9.30		$12.58		$10.07		$10.00

Net investment income (loss)	(0.01	) [c]	(0.02	) [c]	(0.02	) [c]	(0.01	) [c]	0.01

Net realized and unrealized gain (loss)	0.89		(2.23)		(3.26)		2.52		0.06

Total from investment operations	0.88		(2.25)		(3.28)		2.51		0.07

Distributions to shareholders

From net realized gains	—		—	[d]	—		—		—

Net asset value, end of period	$7.93		$7.05		$9.30		$12.58		$10.07

Total return[a]	12.48%		(24.17)%		(26.06)%		24.93%		0.70%

Net assets at end of period (in 000s)	$93,806		$59,130		$45,898		$22,910		$5,981

Ratio of net expenses to average net assets	1.05%		1.05%		1.04%		1.04%		1.04%[b]

Ratio of net investment income (loss) to average net assets	(0.09)%		(0.27)%		(0.15)%		(0.09)%		0.24%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.22%		1.23%		1.27%		1.23%		11.30%[b]

Ratio of net investment income (loss) to average net assets	(0.26)%		(0.45)%		(0.38)%		(0.28)%		(10.02)%[b]

Portfolio turnover rate	14%		40%		25%		19%		7%

See page 96 for all footnotes.

CONCENTRATED GROWTH FUND

Concentrated Growth Fund— Institutional Shares

For the
Period Ended
August 31,
2003[g]

Income (loss) from investment operations

Net asset value, beginning of period	$10.00

Net investment loss[c]	$(0.03)

Net realized and unrealized gain	$1.71

Total from investment operations	$1.68

Net asset value, end of period	$11.68

Total return[a]	16.80%

Net assets at end of period (in 000s)	$27,810

Ratio of net expenses to average net assets[b]	1.08%

Ratio of net investment loss to average net assets[b]	(0.32)%

Ratios assuming no expense reductions

Ratio of expenses to average net assets[b]	2.25%

Ratio of net investment income loss to average net assets [b]	(1.49)%

Portfolio turnover rate	19%

See page 96 for all footnotes.

APPENDIX B

MID CAP VALUE FUND

	Mid Cap Value Fund— Institutional Shares

					For the
					Seven-month	For the
	Years Ended August 31,				Period Ended	Year Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999

Income (loss) from investment operations

Net asset value, beginning of period	$24.24	$24.35	$19.86	$18.45	$18.37	$21.65

Net investment income (loss)	0.29 [c]	0.27 [c]	0.33 [c]	0.27 [c]	0.09	0.19

Net realized and unrealized gain (loss)	1.66	0.45	4.36	1.36	1.72	(2.38)

Total from investment operations	1.95	0.72	4.69	1.63	1.81	(2.19)

Distributions to shareholders

From net investment income	(0.20)	(0.21)	(0.20)	(0.22)	—	(0.21)

From net realized gains	(0.50)	(0.62)	—	—	(1.73)	(0.88)

Total distributions	(0.70)	(0.83)	(0.20)	(0.22)	(1.73)	(1.09)

Net asset value, end of period	$25.49	$24.24	$24.35	$19.86	$18.45	$18.37

Total return[a]	8.34%	3.05%	23.75%	9.08%	9.26%	(10.07)%

Net assets at end of period (in 000s)	$330,827	$318,916	$247,212	$158,188	$190,549	$196,512

Ratio of net expenses to average net assets	0.85%	0.87%	0.89%	0.89%	0.89%[b]	0.87%

Ratio of net investment income (loss) to average net assets	1.24%	1.11%	1.43%	1.51%	0.79%[b]	0.83%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	0.85%	0.87%	0.92%	0.94%	0.97%[b]	0.95%

Ratio of net investment income (loss) to average net assets	1.24%	1.11%	1.40%	1.46%	0.71%[b]	0.75%

Portfolio turnover rate	80%	92%	101%	83%	69%	92%

See page 96 for all footnotes.

GROWTH OPPORTUNITIES FUND

	Growth Opportunities Fund— Institutional Shares

									For The
	Years Ended August 31,								Period Ended
									August 31,
	2003		2002		2001		2000		1999

Income (loss) from investment operations

Net asset value, beginning of period	$14.27		$18.26		$19.59		$10.13		$10.00

Net investment income (loss)	(0.06	) [c]	(0.08	) [c]	(0.07	) [c]	(0.04	) [c]	0.01

Net realized and unrealized gain (loss)	3.46		(3.91)		(0.67)		9.73		0.12

Total from investment operations	3.40		(3.99)		(0.74)		9.69		0.13

Distributions to shareholders

From net realized gains	—		—		(0.59)		(0.23)		—

Net asset value, end of period	$17.67		$14.27		$18.26		$19.59		$10.13

Total return[a]	23.83%		(21.89)%		(3.79)%		96.67%		1.30%

Net assets at end of period (in 000s)	$189,498		$134,954		$128,182		$49,921		$5,223

Ratio of net expenses to average net assets	1.13%		1.11%		1.14%		1.12%		1.04%[b]

Ratio of net investment income (loss) to average net assets	(0.41)%		(0.47)%		(0.34)%		(0.23)%		0.39%[b]

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.13%		1.11%		1.14%		1.21%		13.75%[b]

Ratio of net investment income (loss) to average net assets	(0.41)%		(0.47)%		(0.34)%		(0.32)%		(12.32)%[b]

Portfolio turnover rate	66%		69%		66%		73%		27%

See page 96 for all footnotes.

APPENDIX B

SMALL CAP VALUE FUND

	Small Cap Value Fund— Institutional Shares

					For the
					Seven-month	For the
	Years Ended August 31,				Period Ended	Year Ended
					August 31,	January 31,
	2003	2002	2001	2000	1999	1999

Income (loss) from investment operations

Net asset value, beginning of period	$28.25	$28.98	$23.47	$19.95	$18.62	$24.09

Net investment income (loss)	0.12 [c]	0.21 [c]	0.25 [c]	0.10 [c]	—	0.03

Net realized and unrealized gain (loss)	6.13	(0.76)	5.26	3.42	1.33	(4.50)

Total from investment operations	6.25	(0.55)	5.51	3.52	1.33	(4.47)

Distributions to shareholders

From net investment income	(0.12)	(0.18)	—	—	—	—

From net realized gains	(0.03)	—	—	—	—	(1.00)

Total distributions	(0.15)	(0.18)	—	—	—	(1.00)

Net asset value, end of period	$34.35	$28.25	$28.98	$23.47	$19.95	$18.62

Total return[a]	22.22%	(1.91)%	23.48%	17.64%	7.14%	(17.04)%

Net assets at end of period (in 000s)	$117.968	$90,177	$46,211	$26,445	$27,023	$15,351

Ratio of net expenses to average net assets	1.11%	1.11%	1.10%	1.10%	1.10%[b]	1.13%

Ratio of net investment income (loss) to average net assets	0.43%	0.71%	0.97%	0.49%	0.05%[b]	0.13%

Ratios assuming no expense reductions

Ratio of expenses to average net assets	1.12%	1.13%	1.20%	1.17%	1.21%[b]	1.17%

Ratio of net investment income (loss) to average net assets	0.42%	0.69%	0.87%	0.42%	(0.06)%[b]	0.09%

Portfolio turnover rate	58%	75%	93%	75%	47%	98%

See page 96 for all footnotes.

Footnotes:

a	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
b	Annualized.
c	Calculated based on the average shares outstanding methodology.
d	Less than $0.005 per share.
e	As required, effective September 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premium and discount on all debt securities and reclassifying all paydown losses to income. The effect of this change for the year ended August 31, 2002 was to decrease net investment income per share by $0.02, increase net realized gains and losses per share by $0.02, and decrease the ratio of net investment income to average net assets by 0.14%. Per share ratios and supplemental data for periods prior to September 1, 2001 have not been restated to reflect this change in presentation.
f	Includes the effect of mortgage dollar roll transactions.
g	Commenced September 3, 2002.

Appendix C Fund Performance and Prior Performance of Similarly Advised Account of the Investment Adviser

Below is the performance of the Concentrated Growth Fund from its inception on September 3, 2003 to September 30, 2003. In addition, following the Fund’s performance is the performance of a discretionary private account managed by the Investment Adviser that has investment objectives, policies and strategies substantially similar to the Concentrated Growth Fund. Although the private account performance is no substitute for the performance of the Concentrated Growth Fund, it does provide a longer historical track record of the Investment Adviser in managing a substantially similar account.

CONCENTRATED GROWTH FUND

	Average Annual Total Return
	for the Periods Ended
	9/30/03
Performance of the Concentrated Growth Fund		Since Inception
as of September 30, 2003	1 Year	September 3, 2002

Institutional Shares	20.94	12.76

Total return figures represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor’s shares, when redeemed, may be worth more or less than their original cost. Performance reflects fee waivers and expense limitations in effect. In their absence performance would be reduced.

SIMILARLY ADVISED PRIVATE ACCOUNT

The Investment Adviser has a discretionary private account that has investment objectives, policies and strategies substantially similar to the Concentrated Growth Fund. The following table sets forth the performance data relating to the historical performance of that account. The information is provided to illustrate the past performance of the Investment Adviser in managing a substantially similar account as measured against the Russell 1000 Growth Index and does not represent the performance of the Concentrated Growth Fund. Investors should not consider this performance data as a substitute for the performance of the Concentrated Growth

Fund (shown above) nor should investors consider this data as an indication of the future performance of the Concentrated Growth Fund or of the Investment Adviser. The Russell 1000 Growth Index is unmanaged, and investors cannot invest directly in the index.

	Private Account	Russell 1000
Calendar Years	Performance	Growth Index

Jan 2003-Sep 2003	14.52%	17.51%
Dec 2002	(23.59)%	(27.88)%
Dec 2001	(9.48)%	(20.43)%
Dec 2000	(5.70)%	(22.43)%
Dec 1999	38.65%	33.15%
Dec 1998	34.09%	38.70%
Dec 1997	42.71%	30.48%
Dec 1996	19.35%	23.12%
Dec 1995	25.01%	37.18%
Dec 1994	(1.27)%	2.65%
Dec 1993	25.33%	2.90%
Dec 1992	8.42%	5.00%
Dec 1991	44.46%	41.16%
Dec 1990	(14.79)%	(0.26)%
Dec 1989	36.92%	35.92%

	Average Annual Total Return
	for the Periods Ended 9/30/03
					Since Inception
	1 Year	3 Year	5 Year	10 Year	December 1, 1988

Private Account Performance	25.01%	(9.49)%	4.82%	11.91%	14.25%
Russell 1000 Growth Index	25.92%	(19.05)%	(2.46)%	8.54%	10.91%

The performance information with respect to the discretionary private account is net of applicable investment management fees, brokerage commissions, execution costs and custodial fees, without provision for federal and state taxes, if any. Since fees, commissions, and taxes may differ for the private discretionary account and the Concentrated Growth Fund, performance data for identical periods may differ.

All returns presented are time-weighted based on monthly valuations and include the reinvestment of earnings. The average annual expenses of the discretionary private account for all periods reflect the maximum applicable fee of .90%. These average annual expenses were lower than the expenses of the Institutional shares stated under “Fund Fees and Expenses” above. The performance of the discretionary private account would have been lower if it had been subject to the

APPENDIX C

expenses of the Institutional Shares of the Concentrated Growth Fund. Furthermore the discretionary private account is not subject to the same diversification requirements, specific tax restrictions and investment limitations imposed on the Concentrated Growth Fund by the Act and Subchapter M of the Code. Consequently, the performance results of the Investment Adviser’s discretionary private account could have been adversely affected if the discretionary private account had been regulated as an investment company under the federal securities laws. In addition, the securities held by the Concentrated Growth Fund will not be identical to the securities held by the discretionary private account for the periods shown above. Accordingly, the future performance of the Concentrated Growth Fund will differ from the performance of the private account.

[This page intentionally left blank]

Index

1 General Investment Management Approach

3 Fund Investment Objectives and Strategies
3	Goldman Sachs Balanced Fund
5	Goldman Sachs Research Select Fund
7	Goldman Sachs Capital Growth Fund
8	Goldman Sachs Growth and Income Fund
9	Goldman Sachs Large Cap Value Fund
10	Goldman Sachs Strategic Growth Fund
11	Goldman Sachs Concentrated Growth Fund
12	Goldman Sachs Mid Cap Value Fund
13	Goldman Sachs Growth Opportunities Fund
14	Goldman Sachs Small Cap Value Fund

16 Other Investment Practices and Securities

20 Principal Risks of the Funds

25 Fund Performance

36 Fund Fees and Expenses

40 Service Providers

49 Dividends

51 Shareholder Guide
51	How To Buy Shares
56	How To Sell Shares

61 Taxation

63 Appendix A Additional Information on Portfolio Risks, Securities and Techniques

86 Appendix B Financial Highlights

97 Appendix C Fund Performance and Prior Performance of Similarly Advised Account of the Investment Adviser

Domestic Equity Funds Prospectus (Institutional Shares)

FOR MORE INFORMATION

Annual/Semi-annual Report
Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during the last fiscal year.

Statement of Additional Information
Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-621-2550.

To obtain other information and for shareholder inquiries:

■ By telephone:	1-800-621-2550

■ By mail:	Goldman Sachs Funds, 4900 Sears Tower, 51st Floor, Chicago, IL 60606-6372

■ By e-mail:	gs-funds@gs.com

■ On the Internet (text- only versions):	SEC EDGAR database – http://www.sec.gov

You may review and obtain copies of Fund documents by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Fund documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Funds’ investment company registration number is 811-5349.

Goldman Sachs Research Select FundSM is a service mark of Goldman, Sachs & Co.
GSAM® is a registered service mark of Goldman, Sachs & Co.

EQDOMPROINST